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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stratum Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $19,250,000
	(5)	Total fee paid: $756.53
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STRATUM HOLDINGS, INC.
Three Riverway, Suite 1500
Houston, Texas 77056

February 11, 2008

Dear Fellow Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Stratum Holdings, Inc., a Nevada corporation (the "Company"), to be held at the Company's corporate headquarters located at Three Riverway, Suite 1500, Houston, Texas 77056, on Thursday, February 21, 2008, at 10:00 a.m. Information about the meeting and the proposals to be considered are presented in the Notice of Special Meeting and the proxy statement on the following pages.

        At the meeting you will be asked to consider and vote on the following:

  •
  the proposed sale by the Company of 100% of the capital stock of Petroleum Engineers, Inc. and Decca Consulting, Ltd. to Hamilton Acquisition, Inc. (the "PEI/Decca Transactions"), pursuant to a draft Securities Purchase Agreement which has been approved by the Board, but not executed; and

  •
  such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Your participation in this meeting is important regardless of the number of shares you hold. To ensure your representation at the meeting, the Company urges you to mark, sign, date and return the enclosed proxy card promptly even if you anticipate attending in person. If you attend, you will, of course, be entitled to vote in person. The Board of Directors has approved the PEI/Decca Transactions and recommends that you to vote in favor of the PEI/Decca Transactions. An abstention or a failure to vote on the PEI/Decca Transactions has the same effect as a vote against the PEI/Decca Transactions.

        The proxy statement attached to this letter provides you with information about the PEI/Decca Transactions (including the material terms thereof) and the special meeting of the Company's stockholders. We encourage you to carefully read the entire proxy statement and the exhibits and other attachments thereto. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

By Order of the Board of Directors,
Frederick A. Huttner Chairman of the Board of Directors

STRATUM HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 21, 2008

To the stockholders of Stratum Holdings, Inc.:

        Notice is hereby given that a special meeting of the stockholders of Stratum Holdings, Inc., a Nevada corporation (the "Company"), will be held at the Company's corporate headquarters located at Three Riverway, Suite 1500, Houston, Texas 77056, on Thursday, February 21, 2008, at 10:00 a.m. At the special meeting you will be asked to consider and vote on the following:

  •
  the proposed sale by the Company of 100% of the capital stock of Petroleum Engineers, Inc. and Decca Consulting, Ltd. to Hamilton Acquisition, Inc. (the "PEI/Decca Transactions"), pursuant to the terms and conditions of a Securities Purchase Agreement and related agreements; and

  •
  the transaction of such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on February 11, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting. Only holders of the Company's common stock on such record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders entitled to vote at the special meeting will be available at the special meeting and at our offices for 10 days prior to the special meeting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock represented at the special meeting and entitled to vote is required to approve the PEI/Decca Transactions.

        We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the special meeting, either by executing and returning the enclosed proxy card or by casting your vote in person at the special meeting.

By Order of the Board of Directors,
Frederick A. Huttner Chairman of the Board of Directors

Houston, Texas
February 11, 2008

Stockholders unable to attend the special meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he, she or it owns shares registered in different names or addresses, each proxy card should be completed and returned.

i

SUMMARY

        We are sending you this proxy statement in order to provide you with important information regarding the transactions referenced in the Notice of Special Meeting accompanying this proxy statement, and to solicit your proxy for use at the special meeting of the stockholders of Stratum Holdings, Inc., a Nevada corporation (the "Company"), and at any adjournments or postponements thereof. This Summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, and its annexes and documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

Information Concerning the Parties

  The Company

        The Company is a staffing holding company, specializing in energy services; it also has petroleum exploration and production operations. The Company was incorporated in the State of Nevada under the name Frontier Staffing, Inc. in September 2003. The Company commenced construction staffing operations in the southwestern United States when it acquired Tradestar Construction Services, Inc. ("Tradestar Construction") in exchange for 6,400,000 shares of Common Stock in January 2004. The Company completed its initial public offering of 2,000,000 shares of Common Stock in March 2005. It changed its name to Tradestar Services, Inc. in October 2005 and to Stratum Holdings, Inc. in March 2007.

        Effective May 23, 2006, CYMRI, L.L.C., a Nevada limited liability company ("CYMRI") and wholly owned subsidiary of the Company, acquired from certain individuals 100% of the capital stock of The CYMRI Corporation ("Old CYMRI") in exchange for shares of Company common stock, cash and promissory notes. Petroleum Engineers, Inc. ("PEI") and Triumph Energy, Inc. ("Triumph"), each a Louisiana corporation, were wholly owned subsidiaries of Old CYMRI at the time of the acquisition. Old CYMRI then merged with and into CYMRI, with CYMRI being the surviving entity, after which Old CYMRI ceased to exist. Immediately thereafter, CYMRI declared a dividend of 100% of its capital stock in PEI to the Company. Consequently, the Company became the sole stockholder of PEI. As a result of its acquisition of CYMRI, PEI and Triumph, the Company acquired businesses that perform petroleum engineering services for customers in North and South America and are engaged in the exploration and production of oil and natural gas from properties located in Texas and Louisiana.

        Effective March 2, 2007, a wholly owned subsidiary of the Company named 1297181 Alberta, Ltd., an Alberta, Canada corporation, acquired 100% of the capital stock of Decca Consulting, Ltd an Alberta, Canada corporation ("Old Decca"). That subsidiary then merged with and into Old Decca and survived the merger, after which Old Decca ceased to exist. The Company subsequently renamed the surviving entity "Decca Consulting, Ltd.", which is the "Decca" referred to in this proxy statement. As a result of its acquisition of Decca, the Company acquired a business that provides consulting services for the Canadian energy industry.

        In October 2007, the Company sold substantially all the assets comprising the construction staffing business operated by Tradestar Construction.

        The Company's principal executive offices are located at Three Riverway, Suite 1500, Houston, Texas 77056. Its main telephone number at that location is (713) 479-7000.

  Hamilton

        Hamilton Acquisition, Inc. ("Hamilton") is a holding company that owns all of the capital stock of Hamilton Engineering, Inc. ("Hamilton Engineering"). Hamilton was incorporated in the State of Delaware on March 30, 2006.

        Formed in 1976, Hamilton Engineering, Inc. originally specialized in the planning and supervision of petroleum-related drilling, completion, and well workovers in the United States and internationally. Today, it is a full-service firm offering drilling, fluids management, completion, production, reservoir engineering and geoscience consulting and full-time placement services. Hamilton Engineering's drilling consultants have extensive experience across a wide array of specialized applications, including deepwater drilling, complex wells, offshore floaters, drillships, jack-ups, platform rigs, water flood systems, and drilling in highly faulted, folded and fractured areas. Its production and reservoir engineering consultants have extensive experience in both conventional and unconventional reservoirs. Hamilton has provided professionals who have planned, drilled, completed, worked over, optimized or analyzed wells in nearly every oil producing state in the United States and over 20 foreign countries. Most of Hamilton Engineering's consultants are former management-level employees from large integrated oil and gas companies, drilling contractors or oilfield service companies.

        Hamilton's principal executive offices are located at 2040 North Loop West, Suite 390, Houston, Texas 77018. Its main telephone number at that location is (713) 956-0956.

Summary of Material Terms of Draft Agreement

  The Parties; No Definitive Agreement

        The Company is proposing to sell 100% of the outstanding common stock of PEI and Decca (the "PEI and Decca Securities") to Hamilton The proposed terms and conditions of such transaction are set forth in a Securities Purchase Agreement that is expected to be entered into among the Company, CYMRI and Hamilton, the current draft of which is attached as Annex A to this proxy statement. None of the Company, CYMRI or Hamilton has entered into the Securities Purchase Agreement or is under any obligation to enter into the Securities Purchase Agreement or consummate the PEI/Decca Transactions. However, the Company, CYMRI and Hamilton have negotiated the terms of the Securities Purchase Agreement and expect that it would be entered into without material modification if approved by the Company's stockholders and Hamilton's Board of Directors and satisfaction of the conditions set forth in the PEI/Decca Letter of Intent (see pages 7-8 of this proxy statement). There can be no assurance that a definitive agreement will be executed and the transaction consummated even if approved by the stockholders.

  Purchase Price (see page 9 of this proxy statement)

  •
  $19,250,000 less the aggregate of: the outstanding debt of PEI and Decca; amounts payable to employees as a result of the PEI/Decca Transactions; liabilities more than 60 days outstanding or not incurred in the ordinary course of business; $100,000, which represents the estimated pre-closing state income tax liability of PEI; and certain transaction-related expenses of the Company. After taking into account such deductions, which total approximately $10,450,000, the Purchase Price would be approximately $8,800,000.

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  $2,000,000 of the Purchase Price would be escrowed for 24 months to partially secure the indemnification obligations of the Company under the Securities Purchase Agreement.

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  $1,500,000 of the Purchase Price would be deposited in a restricted cash account to secure the payment of pre-closing federal, foreign and state tax liabilities of the Company, PEI and Decca.

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  If the Company does not obtain clearance from the Canadian tax authorities with respect to the sale of the Decca shares, 25% of the portion of the Purchase Price allocated to the Decca common shares would be held back pending the receipt of such clearance (which would be approximately $1,062,500).

  Representations and Warranties (see page 10 of this proxy statement)

        The Company and CYMRI would make extensive representations and warranties concerning the Company, CYMRI, PEI and Decca, which would generally survive for a period of 24 months following the closing of the PEI/Decca Transactions.

  Indemnification (see page 10 of this proxy statement)

        The Company and CYMRI would agree to indemnify Hamilton, on a joint and several basis, against damages and liabilities arising out of:

  •
  breaches of the representations, warranties and covenants of the Company and CYMRI, fees payable to brokers/finders hired by the Company or CYMRI, and inaccuracies in the amounts deducted from the Purchase Price resulting in a further decrease in the Purchase Price; and

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  pre-closing tax liabilities.

        Furthermore, the Company only would agree to indemnify Hamilton against damages and liabilities arising out of its failure to collect accounts receivable of PEI and Decca existing on the closing date within 270 days after the closing date.

        The obligation of the Company and CYMRI to indemnify Hamilton for breaches of representations and warranties (other than certain "fundamental" representations and warranties) is subject to a $200,000 threshold and a $2,000,000 cap.

  Material Closing Conditions (see page 11 of this proxy statement)

  •
  the approval of the PEI/Decca Transactions by the Board of Directors of Hamilton;

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  the Company, CYMRI and Hamilton sign the Securities Purchase Agreement;

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  the representations and warranties set forth in the Securities Purchase Agreement are true and correct in all material respects at and as of the closing as though then made;

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  the stockholders of the Company approve the PEI/Decca Transactions;

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  no action, suit, or proceeding is in effect, or pending or threatened, before any governmental authority that, if determined unfavorably, would affect or impair the ability of the parties to consummate the PEI/Decca Transactions;

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  the Company has given all notices and received all consents and approvals necessary to consummate the PEI/Decca Transactions;

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  the Company has paid each of Messrs. Ahearn and Hunter $150,000 upon the closing of the PEI/Decca Transactions;

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  Decca and certain customers have entered into new or amended master services agreements;

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  Decca has entered into amended consulting agreements with entities controlled by Messrs. Ahearn and Hunter;

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  Messrs. Ahearn and Hunter and 383210 Alberta Ltd. ("383210") and Dave Hunter Resources, Inc. ("Resources") each agree to release and discharge Decca from and against any and all claims they may have against Decca;

  •
  the Company, CYMRI, Decca and PEI, and certain stockholders of the Company have agreed to (a) enter into a non-competition and non-solicitation agreement and (b) release and discharge PEI and Decca from and against any and all claims they may have against PEI or Decca;

  •
  the approval of the PEI/Decca Transactions by the Board of Directors of Hamilton; and

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  the Company, CYMRI, Hamilton, and any other party, as applicable, negotiate definitive exhibits and schedules to the Securities Purchase Agreement.

Interests of Certain Officers and Directors of the Company, PEI and Decca (see page 13 of this proxy statement)

        As a stockholder of the Company, you should note that certain directors and officers of, and individuals previously affiliated with, the Company, PEI and Decca have financial interests in the PEI/Decca Transactions that are different from your interests generally. These interests include the following:

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  current directors and officers of the Company have the right to vote, in the aggregate, 15,368,126 shares (approximately 57%) of the Company's common stock;

  •
  individuals previously affiliated with the Company and/or its subsidiaries have the right to vote, in the aggregate, 5,941,649 shares (approximately 23%) of the Company's common stock; and

  •
  certain directors and officers and other individuals affiliated with the Company, PEI or Decca will receive severance payments, change in control payments or stay bonuses as a result of the completion of the PEI/Decca Transactions.

CAUTION AGAINST FORWARD LOOKING STATEMENTS

        This proxy statement and the documents incorporated herein by reference contain forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates, and projections about our industry, management beliefs, and certain assumptions made by our management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. However, readers should carefully review the risk factors set forth in other reports and documents that we file from time to time with the Securities and Exchange Commission ("SEC"), particularly the Quarterly Reports on Form 10-QSB, and future Annual Reports on Form 10-KSB and any Current Reports on Form 8-K.

SPECIAL MEETING OF STOCKHOLDERS

        The special meeting is scheduled to be held on the date and at the time and place set forth below. This proxy statement and the enclosed proxy card were mailed to stockholders on February 11, 2008.

Date, Time and Place

        The special meeting will be held on Thursday, February 21, 2008 at 10:00 a.m., at the Company's principal executive offices located at Three Riverway, Suite 1500, Houston, Texas 77056. The purpose of the special meeting is to consider and vote on the PEI/Decca Transactions.

        The Board of Directors of the Company has approved the PEI/Decca Transactions on the terms and conditions set forth in the Securities Purchase Agreement attached to this proxy statement as Annex A, and recommends that the stockholders vote FOR the PEI/Decca Transactions.

Record Date

        The Board of Directors has fixed the close of business on February 11, 2008 (the "Record Date") as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

Stock Entitled to Vote

        On the Record Date, there were 25,413,572 shares of Company common stock, $.001 par value per share, outstanding. Holders of common stock are entitled to notice of the meeting and to one vote per share of common stock owned as of the Record Date at the meeting. No stockholder shall be allowed to cumulate votes.

Stock Ownership by Directors and Officers

        As of the Record Date, (a) certain directors and officers of the Company, PEI and Decca had the right to vote, in the aggregate, 15,368,126 shares (approximately 57%) of the Company's common stock and (b) certain individuals previously affiliated with the Company, PEI or Decca had the right to vote, in the aggregate, 5,941,649 shares (approximately 23%) of the Company's common stock. Those shares collectively represent approximately 80% of the shares of common stock entitled to vote at the special meeting and, therefore, are sufficient to approve the PEI/Decca Transactions even if all other stockholders of the Company vote AGAINST the PEI/Decca Transactions.

Dissenters' Rights of Appraisal

        Under Nevada corporate law, our stockholders are not entitled to appraisal rights with respect to the PEI/Decca Transactions and we are not independently providing our stockholders with any such rights.

Quorum; Required Vote; Method of Tabulation

        The presence in person or by proxy of holders of at least one-third (1/3) of all issued and outstanding shares of common stock of the Company entitled to vote at the meeting is necessary to constitute a quorum. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required to approve the PEI/Decca Transactions.

        One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Therefore, abstentions will be the equivalent of a vote AGAINST the PEI/Decca Transactions.

        Broker non-votes (shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on the PEI/Decca Transactions) will be treated by the inspectors of election as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Therefore, broker non-votes will be the equivalent of a vote AGAINST the PEI/Decca Transactions.

Solicitation of Proxies

        The Board of Directors is soliciting a proxy in the form accompanying this proxy statement for use at the meeting, and will not vote the proxy at any other meeting. Richard A. Piske, III, and D. Hughes Watler, Jr., or each acting individually, are the persons named as proxies on the proxy card accompanying this proxy statement who have been selected by the Board of Directors to serve in such capacity. Mr. Piske is the Chief Executive Officer, and Mr. Watler is the Chief Financial Officer, of the Company.

Voting of Proxies

        Because many Company stockholders are unable to attend the meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this proxy statement. Stockholders are urged to read carefully the material in this proxy statement, specify their choice on each proposal by marking the appropriate boxes on the enclosed proxy card, and sign, date, and return the card in the enclosed stamped envelope.

        Each proxy that is (a) properly executed, (b) timely received by the Company before or at the meeting, and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendation of the Board of Directors contained in this proxy statement. The Board of Directors recommends that the stockholders vote FOR the PEI/Decca Transactions.

Revocation of Proxies

        Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (a) written notification to the Secretary of the Company of a stockholder's decision to terminate his, her or its proxy or (b) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by notifying the Secretary of the Company in writing of such stockholder's decision to terminate this proxy and subsequently voting in person at the meeting. You should send all written notices of revocation and other communications with respect to the revocation of proxies to: Stratum Holdings, Inc., Three Riverway, Suite 1500, Houston, Texas 77056, Attention: Corporate Secretary. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy.

Other Business

        The Company's Board of Directors is not aware of any business to be acted upon at the special meeting other than as described in this proxy statement. If, however, other matters are brought before the special meeting which are incident to the conduct of the special meeting, the persons appointed as proxies will have discretion to vote or act on matters according to their best judgment.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. Whether or not a quorum exists, holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

PROPOSAL—SALE OF THE PEI AND DECCA SECURITIES

Background of the PEI/Decca Transactions

        Effective May 23, 2006, CYMRI acquired from certain individuals 100% of the capital stock of Old CYMRI. At the time of the acquisition, PEI was a wholly owned subsidiary of Old CYMRI. Old CYMRI then merged with and into CYMRI, with CYMRI being the surviving entity, after which Old CYMRI ceased to exist. Immediately thereafter, CYMRI declared a dividend of 100% of its capital stock in PEI to the Company. Consequently, the Company became the sole stockholder of PEI.

        Effective March 2, 2007, a wholly owned subsidiary of the Company (then named 1297181 Alberta, Ltd., a Canadian domiciled company incorporated under the laws of the Province of Alberta) acquired 100% of the capital stock of Old Decca. That subsidiary then merged with and into Old Decca, with that subsidiary being the surviving entity, after which Old Decca ceased to exist. The Company subsequently renamed the surviving entity "Decca Consulting, Ltd." and is the Decca that is referred to in this proxy statement.

        The Board of Directors of the Company has concluded that the benefits it believed were to be gained from its acquisitions of PEI and Decca will not materialize. The Company expected to grow the petroleum engineering services business much faster than recent results demonstrated. The less than anticipated performance of those businesses resulted in the Company's recent failure to satisfy its financial covenants under credit agreements with its lenders, which resulted in the Company being assessed certain financial and administrative penalties under such credit agreements. In the summer of 2007, the Company began exploring the sale of PEI and Decca.

        On July 25, 2007, the Board of Directors of the Company held a meeting to discuss, among other matters, the possible sale of PEI and Decca. At that meeting, the Board of Directors discussed a recent meeting between representatives of the Company and representatives of Vista Private Equity Group ("Vista"), whose portfolio company interests include Hamilton, concerning the possible sale of PEI and Decca. In that meeting, Vista representatives indicated that Hamilton would be interested in purchasing PEI and Decca. Based on the productive nature of those preliminary discussions, the Board of Directors decided to further pursue discussions with Vista and Hamilton regarding a possible sale of PEI and Decca to Hamilton.

        Between the date of the July 25, 2007 Board meeting and the next Board meeting on September 12, 2007, the Company, Hamilton and Vista participated in various meetings and telephone conferences regarding the terms on which Hamilton proposed to acquire PEI and Decca. The meetings and discussions culminated in a non-binding letter of intent dated September 11, 2007 (the "PEI/Decca Letter of Intent"), which provided as follows:

  •
  Hamilton would purchase all of the capital stock of PEI and Decca from the Company for the aggregate purchase price of approximately $19,500,000, on a debt free basis.

  •
  The purchase price would be paid in cash to the Company, except that $2,000,000 of the purchase price would be placed in escrow for a period of 24 months after the closing of the PEI/Decca Transactions.

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  The purchase price would be reduced by (a) the amount of debt of PEI and Decca to be assumed by Hamilton upon closing the PEI/Decca Transactions, (b) the amount of all distributions, bonus payments, the escrow amount, and all other contractual payments due or earned by employees of PEI or Decca (other than normal periodic compensation payments, etc.) as of the closing of the PEI/Decca Transactions, (c) the amount of all liabilities of PEI and Decca as of the closing that are outstanding more than 60 days or not incurred in the ordinary course of business, as of the date of the closing of the PEI/Decca Transaction, and (d) the amount of certain Company transaction expenses.

  •
  The Company, CYMRI and certain stockholders of the Company would enter into non-compete agreements agreeing not to compete with Hamilton, PEI or Decca or solicit suppliers, customers, consultants or employees for a period of five years. All key managers of PEI and Decca would have in place, or enter into, employment and non-competition agreements acceptable to Hamilton.

  •
  The Company and CYMRI, on a joint and several basis, would indemnify Hamilton and its affiliates for any loss or damage caused by (a) breaches of representations, warranties, covenants and other agreements of the Company and CYMRI under the purchase agreement and related agreements, (b) failure to collect any accounts receivable within 270 days after the closing of the PEI/Decca Transactions, and (c) failure to pay all pre-closing taxes. The Company's and CYMRI's indemnification obligations for breaches of representations and warranties would be subject to a $200,000 threshold and a $2,000,000 cap, except in the case of fraud or in the case of breaches of certain "fundamental" representations and warranties.

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The closing of the PEI/Decca Transactions would be conditioned on, among other things:

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Hamilton's completion of its legal, environmental, accounting and business due diligence to its satisfaction;

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the Company's receipt of required third party consents;

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no material adverse change having occurred (including that PEI and Decca shall have earnings before interest, taxes, depreciation and amortization of at least $4 million);

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each of PEI and Decca having sufficient net working capital to support its business consistent with past practice;

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  the release of all liens on the assets of PEI and Decca and the stock of PEI and Decca owned by the Company;

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  Hamilton's ability to obtain financing for the PEI/Decca Transactions on terms acceptable to it; and

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  the approval of the PEI/Decca Transactions by Boards of Directors of Hamilton and the Company, and the stockholders of the Company.

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Until March 1, 2008, none of the Company, CYMRI, PEI, Decca, or certain stockholders of the Company, would:

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solicit, initiate or encourage any inquiry, proposal or offer from any person relating to the following (each, an "Acquisition Transaction"):

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any transaction involving the sale of the business or assets (other than normal operating assets in the ordinary course of business) of PEI or Decca or any of the securities of PEI or Decca; or

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any merger, consolidation, business combination, or similar transaction involving PEI or Decca;

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participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any person (other than Hamilton or its advisors) relating to or in connection with a possible Acquisition Transaction;

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accept any proposal or offer from any person (other than Hamilton) relating to a possible Acquisition Transaction; or

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take any other action that would knowingly prevent, impede or delay the consummation of the PEI/Decca Transactions.

        Furthermore, the Company, PEI, Decca, and such stockholders also agreed to immediately terminate any of the above-referenced activities with third parties which existed on September 11, 2007, the date of the PEI/Decca Letter of Intent.

        At a meeting held on September 12, 2007, the Board of Directors of the Company ratified the terms and conditions of the proposed sale of PEI and Decca, as reflected in the PEI/Decca Letter of Intent. The Board of Directors concluded that Hamilton was the most logical acquirer for PEI and Decca and that the proposed purchase price of $19.5 million would enable the Company to pay off the amounts outstanding under its secured credit facility with Wells Fargo and liabilities of PEI and Decca.

        Hamilton's counsel began circulating drafts of the Securities Purchase Agreement, the Escrow Agreement, the Non-Competition Agreement and related documents in December 2007. Thereafter, and until January 30, 2008, the parties and their counsel negotiated the terms and conditions of the Securities Purchase Agreement, the Escrow Agreement and the Non-Competition Agreement. During that time, and thereafter, Hamilton and its representatives continued their due diligence investigation of PEI and Decca. The parties agreed that the remaining documents to be delivered at closing would be prepared and negotiated during the proxy solicitation period, subject to the redistribution of proxies if necessary.

        At a meeting held on January 22, 2008, the Board of Directors of the Company reviewed the terms of a revised draft of the Securities Purchase Agreement circulated by Hamilton's counsel on January 17, 2008. Most of the substantive revisions related to the Company's pre-closing federal and state tax liabilities, including a proposal by Hamilton to require the Company to set aside $2,000,000 to fund its pre-closing tax liabilities as they arise. The Company and Hamilton eventually agreed that the Company would set aside $1,500,000 for this purpose. The parties also agreed that they would agree on what the parties expect to be the form and content of the Securities Purchase Agreement and the Escrow Agreement (without actually entering into such agreements) and then allow the Company time to hold its special stockholders' meeting to approve the PEI/Decca Transactions. During this time, the parties would also agree on the form and content of the ancillary agreements, including a Transition Services Agreement.

        Upon reaching such understanding, the Company submitted such version of the Securities Purchase Agreement and the Escrow Agreement to its Board of Directors for consideration. On January 30, 2008, the Board of Directors of the Company held a special meeting at which the directors discussed, among other matters, the proposed terms of the PEI/Decca Transactions, as reflected in the Securities Purchase Agreement and the Escrow Agreement. Specifically, the Board of Directors discussed the deductions from the purchase price and the purchase price escrow, the representations, warranties and covenants, tax issues related to the PEI/Decca Transactions, and the Company's indemnification obligations under the Securities Purchase Agreement. Following these discussions, the Board of Directors approved the terms and conditions of the PEI/Decca Transactions, as reflected in the Securities Purchase Agreement and the Escrow Agreement, and submitted the matter to the stockholders with its recommendation.

        The Board of Directors of the Company has determined that the terms of the PEI/Decca Transactions are fair to the Company and its stockholders and that the amount of consideration being paid to the Company is fair. The terms of those transactions were determined based upon arm's length negotiations between the Company, Vista and Hamilton, who had no prior dealings with us or our officers or directors. The Board of Directors did not seek a valuation or fairness opinion for the PEI/Decca Transactions because it is not required under our articles of incorporation or under Nevada corporate law, and because of the considerable expense involved. The Board of Directors believes it has vigorously explored strategic alternatives, such as finding other acquirers and financing sources.

Material Terms of the Securities Purchase Agreement and Related Agreements for the PEI/Decca Transactions

        The following is a summary of the material terms of the Securities Purchase Agreement and the Escrow Agreement for the PEI/Decca Transactions. This summary is qualified in its entirety by reference to the agreed forms of the Securities Purchase Agreement and Escrow Agreement attached as Annex A and B, respectively, to this proxy statement. We urge you to read those agreements carefully.

        Further, none of the Company, CYMRI or Hamilton has entered into the Securities Purchase Agreement or the Escrow Agreement, or is under any obligation to enter into the Securities Purchase Agreement or the Escrow Agreement or consummate the PEI/Decca Transactions. However, the Company, CYMRI and Hamilton have negotiated the terms of the Securities Purchase Agreement and the Escrow Agreement, and expect that they would be entered into without material modification if approved by the Company's stockholders and Hamilton's Board of Directors and satisfaction of the conditions set forth in the PEI/Decca Letter of Intent (see pages 7-8 of this proxy statement).

  Purchase Price

        The aggregate purchase price for the shares of PEI and Decca capital stock equals the sum of $19,250,000 in cash, minus the aggregate amount of the following (the "Purchase Price"):

  •
  debt of PEI and Decca as of the closing of the PEI/Decca Transactions, which equals approximately $9,200,000 in the aggregate;

  •
  all distributions, bonus payments, and all other contractual payments due or earned by employees of PEI and Decca (other than normal periodic compensation payments, the "Decca Change in Control Payments" made to the Decca principals aggregating $300,000, and any incentive plans put into place by Hamilton) as of, or resulting from, the closing of the PEI/Decca Transactions, which equal approximately $340,000 in the aggregate;

  •
  all liabilities of PEI and Decca as of the closing date that are outstanding more than 60 days on the closing date or are not incurred in the ordinary course of business, which equal approximately $400,000 in the aggregate;

  •
  $100,000, which represents the estimated pre-closing state income tax liability of the Company, PEI and Decca; and

  •
  the transaction expenses payable by the Company to certain individuals and entities, which equal approximately $100,000 in the aggregate.

        After taking into account the above deductions, the Purchase Price is approximately $8,800,000. Hamilton would pay all of the Purchase Price in cash at the closing of the PEI/Decca Transactions, except for $2,000,000, which it would pay to U.S. Bank, National Association (the "Escrow Agent") to hold in escrow, and later distribute, pursuant to the terms of the Escrow Agreement, the agreed form of which is attached as Annex B. The escrow of such amount is intended to partially secure the indemnification obligations of the Company and CYMRI under Article 7 of the Securities Purchase Agreement. For a summary of the terms and conditions of the indemnification escrow, see "Material Terms of the Securities Purchase Agreement and Related Agreements for the PEI/Decca Transactions—Escrow Agreement," beginning on page 11.

        Due to Canadian withholding tax procedures, it is likely that receipt of a portion of the Purchase Price allocable to the Decca shares may be delayed. In general, where a non-resident of Canada, such as the Company, disposes of shares of stock of a Canadian private company, the purchaser is required to withhold and remit to the Canadian Revenue Agency ("CRA") 25% of the purchase price payable in respect of the stock of the Canadian company, unless the non-resident shareholder is able to provide the Purchaser with a clearance certificate issued by the Minister of National Revenue (Canada) pursuant to Section 116 of the Income Tax Act (Canada) ("Clearance Certificate") that authorizes withholding of a lesser amount.

        The Company believes that the sale of the Decca shares should be exempt from Canadian income tax by virtue of the income tax treaty between the United States and Canada, regardless of whether there may otherwise be taxable gain inherent in the Decca shares. While the Company has applied for or will apply for and expects to receive a Clearance Certificate, it is likely that a Clearance Certificate will not be issued prior to Closing. If a Clearance Certificate is not issued prior to Closing, Hamilton is authorized under the Securities Purchase Agreement to withhold 25% of the Purchase Price allocable to the Decca shares (the "Withheld Amount") in a trust account acceptable to the CRA. The parties agree that approximately $4,250,000 of the Purchase Price is allocable to the Decca shares. Therefore, the portion of the purchase price that would be held in the trust account would be approximately $1,062,500. This Withheld Amount is separate and apart from the $2,000,000 deposited with the Escrow Agent.

        If the funds are held in the trust account, on or after the 29th day following the end of the month in which the closing occurs, Hamilton is required to pay the Withheld Amount to the Receiver General of Canada unless the Company has provided to Hamilton a Clearance Certificate or a notice from the CRA authorizing Hamilton to continue to hold the funds in the trust account until the Clearance Certificate is issued. If a Clearance Certificate is provided to Hamilton by the applicable due date, Hamilton will pay to the Receiver General of Canada the amount of Canadian taxes that are required to be withheld and paid pursuant to the Clearance Certificate, and the balance, if any, will be paid to the Company (plus any interest earned on the funds held in the trust account). Assuming the CRA concludes that the sale of the Decca shares is exempt from Canadian tax, the Company should be entitled to receive the entire Withheld Amount (plus any interest earned on the funds held in the trust account).

  Representations and Warranties

        The Securities Purchase Agreement contains statements and promises that would be made by the Company and CYMRI about the Company, CYMRI, PEI and Decca called representations and warranties. In addition, the Securities Purchase Agreement contains representations and warranties that would be made by Hamilton. You can review the representations and warranties contained in Articles 3 and 4 of the Securities Purchase Agreement attached to this proxy statement as Annex A. The representations and warranties would survive for a period of 24 months following the closing of the

PEI/Decca Transactions, except for those fundamental representations identified in Section 7.1 of the Securities Purchase Agreement, which would survive until the expiration of the applicable statute of limitations established by law.

  Indemnification

        The Company and CYMRI would agree to indemnify Hamilton, on a joint and several basis, from and against all liabilities or damages incurred by Hamilton resulting from:

  •
  a breach of any of the representations, warranties or covenants made by the Company and CYMRI under the Securities Purchase Agreement;

  •
  any fees or commissions payable to any broker, finder or agent engaged by the Company or CYMRI with respect to the PEI/Decca Transactions; and

  •
  any inaccuracies in the deductions from the Purchase Price which, when corrected and taken together, result in a further decrease in the Purchase Price.

        Similarly, Hamilton would agree to indemnify the Company and CYMRI from and against all liabilities or damages incurred by the Company and CYMRI resulting from:

  •
  a breach of any of the representations, warranties or covenants made by Hamilton under the Securities Purchase Agreement; and

  •
  any fees or commissions payable to any broker, finder or agent engaged by Hamilton with respect to the PEI/Decca Transactions.

        Furthermore, (a) the Company and CYMRI would agree to indemnify Hamilton, on a joint and several basis, against liability arising from their obligation to pay taxes for periods occurring on or prior to the closing date, and (b) the Company would agree to indemnify Hamilton against liability arising from its failure to collect accounts receivable of PEI and Decca existing on the closing date within 270 days after the closing date.

        The indemnification obligations of the Company and CYMRI for breaches of representations and warranties made by them in the Securities Purchase Agreement would be subject to the following limitations:

  •
  The Company and CYMRI would have no obligation to indemnify Hamilton until the total of all liabilities or damages exceeds $200,000 in the aggregate. Once the total of all liabilities or damages exceeds this threshold amount, the Company and CYMRI would be liable for all such liabilities or damages.

  •
  The maximum amount of indemnification payments Hamilton would be entitled to receive would not exceed $2,000,000 in the aggregate, except that such limitation shall not apply in cases of fraud or to breaches by the Company and CYMRI of certain fundamental representations and warranties listed in Section 7.4 of the Securities Purchase Agreement.

  Escrow Agreement

        At the closing of the PEI/Decca Transactions, Hamilton would deposit $2,000,000 (the "Escrow Deposit") into an escrow account maintained by the Escrow Agent to partially secure the indemnification obligations of the Company and CYMRI under the Securities Purchase Agreement. Promptly following the 24 month anniversary of the closing date, the Escrow Agent would release to the Company the Escrow Deposit less any amounts previously distributed to Hamilton to satisfy indemnification claims and any amounts required to be retained to potentially fund unresolved indemnification claims. A copy of what is expected to be the final form of Escrow Agreement is attached as Annex B to this proxy statement. We urge you to read this agreement carefully.

  Decca Memorandum of Understanding

        Hamilton 383210, Resources and Messrs. Ahearn and Hunter would enter into a Memorandum of Understanding (the "Decca MOU") in connection with the PEI/Decca Transactions. The Decca MOU would require Hamilton to place $250,000 (the "Bonus Amount") into a restricted cash account for the benefit of 383210 and Resources, 50% of which would be released to each of them if Decca's net revenues exceed $22,000,000 for any 12-month period following December 31, 2008 and ending no later than December 31, 2009 (the "Revenue Target"). Each of 383210 and Resources forfeit its right to its respective portion of the Bonus Amount if:

  •
  it voluntarily terminates his consulting arrangement with Decca;

  •
  Decca terminates its consulting arrangement for "cause" (as defined in his consulting agreement with Decca); or

  •
  Decca fails to satisfy the Revenue Target by December 31, 2009.

        If either of 383210 or Resources forfeits its right to the Bonus Amount for any of the reasons specified above, Hamilton would be authorized to place its portion of the Bonus Amount, plus any interest earned thereon, into its general operating account for discretionary purposes.

  Tax Covenants

        The Company would be required to deposit $1,500,000 of the Purchase Price in a separate cash deposit account (the "Reserve Account") to secure the payment of any and all federal, foreign and state tax liabilities of the Company's consolidated group through the closing date. The Securities Purchase Agreement would require the Company to maintain the Reserve Account, free from liens, until it has paid all such liabilities. If Hamilton seeks indemnification for any such liabilities, such indemnification would be paid out of the Reserve Account first and then out of the Escrow Account.

  Conditions to Closing

        None of the Company, CYMRI or Hamilton has entered into the Securities Purchase Agreement or is under any obligation to enter into the Securities Purchase Agreement or consummate the PEI/Decca Transactions. However, the Company, CYMRI and Hamilton have negotiated the terms of the Securities Purchase Agreement, and expect that it would be entered into without material modification if approved by the Company's stockholders and Hamilton's Board of Directors and satisfaction of the conditions set forth in the PEI/Decca Letter of Intent (see pages 7-8 of this proxy statement).

        Upon entering into the Securities Purchase Agreement, Hamilton's obligation to complete the PEI/Decca Transactions would depend upon the satisfaction by the Company and CYMRI, or waiver by Hamilton, of a number of conditions, including:

  •
  the representations and warranties set forth in the Securities Purchase Agreement are true and correct in all material respects at and as of the closing as though then made;

  •
  no action, suit, or proceeding is in effect, or pending or threatened, before any governmental authority that, if determined unfavorably, would:

  •
  prevent or prohibit the consummation of the PEI/Decca Transactions;

  •
  cause the PEI/Decca Transactions to be rescinded after closing;

  •
  adversely affect Hamilton's right to own the stock of, and to control, PEI or Decca; or

  •
  adversely affect the right of PEI or Decca to own its assets and to operate its business;

  •
  the Company has given all notices and received of all consents and approvals necessary to consummate the PEI/Decca Transactions;

  •
  the Company has paid to each of Messrs. Ahearn and Hunter $150,000 upon the closing of the PEI/Decca Transactions;

  •
  certain Decca and PEI customers identified in the Securities Purchase Agreement have entered into new or amended master services agreements in form and substance satisfactory to Hamilton;

  •
  Decca has entered into amended consulting agreements with entities controlled by Messrs. Ahearn and Hunter;

  •
  Messrs. Ahearn and Hunter and 383210 and Resources agree to release and discharge Decca from and against any and all claims they may have against Decca;

  •
  the Company, CYMRI and certain stockholders of the Company have (a) entered into a non-competition and non-solicitation agreement in form and substance satisfactory to Hamilton and (b) agreed to release and discharge PEI and Decca from and against any and all claims such stockholder may have against PEI or Decca; and

  •
  the Company, CYMRI, Hamilton, and any other party, as applicable, negotiate definitive exhibits and schedules to the Securities Purchase Agreement.

        To review all the conditions to closing contained in the Securities Purchase Agreement, you should review Article 5 of the agreed form of Securities Purchase Agreement, which is attached to this proxy statement as Annex A.

  Closing Date

        The parties intend to execute the Securities Purchase Agreement and close the PEI/Decca Transactions at or around the same time. The closing of the PEI/Decca Transactions is estimated to occur in the first quarter of calendar year 2008.

  Third Party Approvals

        Apart from the approvals being requested from stockholders of the Company under this proxy statement, the Company is not aware of any approvals (including approvals from federal or state regulatory agencies) that are required to be obtained from third parties prior to consummating the PEI/Decca Transactions.

The Board of Directors recommends a vote "FOR" the PEI/Decca Transactions.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY, PEI AND DECCA AND CERTAIN FORMER AFFILIATES THEREOF IN MATTERS TO BE ACTED UPON

        As a stockholder of the Company, you should note that certain directors and officers of the Company, PEI and Decca, and certain former affiliates thereof, have financial interests in the PEI/Decca Transactions that are different from your interests generally. These interests include the following:

  •
  Current directors and officers of the Company have the right to vote, in the aggregate, 15,368,126 shares (approximately 57%) of the Company's common stock. These holders consist of:

  •
  Mr. Huttner, the Chairman of the Board of Directors of the Company and PEI;

  •
  Mr. Piske, the Chief Executive Officer of the Company and a director of Decca;

  •
  Mr. Hopkins, a director of the Company and PEI;

  •
  Mr. Wright, the Chief Executive Officer of PEI and Decca, and a director of the Company, PEI and Decca;

  •
  Mr. Wonish, the President of PEI, and a director of the Company and PEI;

  •
  Mr. Thomas, Senior Vice President—Finance of the Company, and the Vice President, Secretary and Chief Financial Officer of PEI;

  •
  Mr. Marion, a director of the Company; and

  •
  Mr. Russell, a director of the Company.

  •
  Individuals previously affiliated with the Company, PEI or Decca have the right to vote, in the aggregate, 5,941,649 shares (approximately 23%) of the Company's common stock. These holders consist of:

  •
  Clarence J. Downs, who served as Chief Executive Officer of the Company until May 23, 2006 and as a director of the Company until September 26, 2006;

  •
  Mr. Cantrell, who served as Vice President and Secretary of PEI until May 23, 2006;

  •
  Guy D. Knoller, who served as a director of the Company until May 10, 2007; and

  •
  Douglas Parker, who served as a director of the Company until January 22, 2008.

  •
  Mr. Piske will receive a lump sum severance payment in the amount of $200,000 as a result of the termination of his employment upon the completion of the PEI/Decca Transactions;

  •
  Mr. Watler, the Chief Financial Officer of the Company, will receive a stay bonus in the amount of $70,000, payable in one lump sum upon the closing of the PEI/Decca Transactions, in consideration for which he agrees to continue his employment with the Company for 90 days after the closing of the PEI/Decca Transactions;

  •
  Mr. Thomas, the Senior Vice President—Finance of the Company, will receive a stay bonus in the amount of $70,000, payable in one lump sum upon the closing of the PEI/Decca Transactions, in consideration for which he agrees to continue his employment with the Company for 90 days after the closing of the PEI/Decca Transactions; and

  •
  Each of Messrs. Ahearn and Hunter will receive $150,000 from the Company upon the closing of the PEI/Decca Transactions and each of 383210 and Resources are entitled to receive an additional $125,000 from Hamilton each if Decca satisfies the Revenue Target set forth in the Decca MOU.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of January 31, 2008, certain information regarding the beneficial ownership of the Company's outstanding common stock held by (a) each person known by the Company to be a beneficial owner of more than five percent of any outstanding class of the Company's capital stock, (b) each of the Company's directors, (c) each executive officer at the end of the Company's last completed fiscal year, and (iv) all directors and executive officers of the Company as a group. Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by such party.

	Beneficial Ownership
Directors and Executive Officers
	Amount	Percent
Michael W. Hopkins (1)	4,103,883	16.0
Robert G. Wonish (2)	3,733,500	14.7
Frederick A. Huttner (3)	3,402,500	13.4
Larry M. Wright (4)	2,245,857	8.8
David B. Russell (5)	727,054	2.8
Richard A. Piske, III (6)	560,000	2.2
Kenneth L. Thomas (7)	420,000	1.6
Jesse R. Marion (8)	138,665	*
D. Hughes Watler, Jr. (9)	36,667	*
Directors and Executive Officers as a Group (9 persons) (10)	15,368,126	57.1
Other 5% Beneficial Owners
Clarence J. Downs (11)	3,329,200	13.1
Franklin M. Cantrell, Jr. (12)	2,612,449	10.2

*
Less than 1%

(1)
Includes the following securities: (a) 3,895,669 shares of Common Stock held by Mr. Hopkins on his own behalf; and (b) currently vested warrants to purchase a total of 208,214 shares of Common Stock. Mr. Hopkins was named Vice President—Business Development of the Company's wholly-owned subsidiary, CYMRI, L.L.C., on May 23, 2006, and was subsequently elected to the Board of Directors.

(2)
Includes the following securities: (a) 3,726,000 shares of Common Stock held by Mr. Wonish on his own behalf; and (b) currently vested warrants to purchase a total of 7,500 shares of Common Stock. Mr. Wonish was elected as one of the Company's Directors on May 23, 2006.

(3)
Includes the following securities: (a) 2,912,500 shares of Common Stock held by Mr. Huttner and/or his wife; (b) 475,000 shares of Common Stock held by Sanders Huttner Ltd., a limited partnership, in which Mr. Huttner owns a 50% interest; and (c) currently vested warrants to purchase a total of 15,000 shares of Common Stock. Mr. Huttner was elected as the Company's Chairman & Chief Executive Officer on May 23, 2006 and resigned as Chief Executive Officer in February 2007.

(4)
Includes the following securities: (a) 2,014,000 shares of Common Stock held by Mr. Wright on his own behalf; and (b) currently vested warrants to purchase a total of 231,857 shares of Common Stock. Mr. Wright was elected as one of the Company's Directors on May 23, 2006.

(5)
Includes the following securities: (a) 384,197 shares of Common Stock held by Mr. Russell on his own behalf; and (b) currently vested warrants to purchase a total of 342,857 shares of Common Stock. Mr. Russell was elected as one of the Company's Directors on May 10, 2007.

(6)
Includes the following securities: (a) 100,000 shares of Common Stock held by Mr. Piske on his own behalf; and (b) currently vested options to purchase a total of 460,000 shares of Common Stock. Mr. Piske was elected as the Company's Chief Executive Officer in February 2007.

(7)
Includes the following securities: (a) 200,000 shares of Common Stock held by Mr. Thomas on his own behalf; (b) currently vested warrants to purchase a total of 200,000 shares of Common Stock; and (c) currently vested options to purchase a total of 20,000 shares of Common Stock. Mr. Thomas was elected as the Company's Senior Vice President-Finance in February 2007.

(8)
Includes the following securities: (a) 83,332 shares of Common Stock held by Mr. Marion on his own behalf; (b) 17,000 shares of Common Stock held by Millennium Seismic, Ltd., a company owned by Mr. Marion; (c) currently vested warrants to purchase a total of 5,000 shares of Common Stock; and (d) currently vested options to purchase a total of 33,333 shares of Common Stock. Mr. Marion was elected as one of the Company's Directors on May 23, 2006.

(9)
Includes the following securities: (a) 20,000 shares of Common Stock held by Mr. Watler on his own behalf; and (b) currently vested options to purchase a total of 16,667 shares of Common Stock. Mr. Watler was elected as the Company's Chief Financial Officer in February 2007.

(10)
The number of shares of Common Stock beneficially owned by all Executive Officers and Directors as a group includes currently vested warrants to purchase a total of 1,010,428 shares of Common Stock and currently vested options to purchase a total of 530,000 shares of Common Stock.

(11)
Includes the following securities: (a) 3,322,600 shares of Common Stock held by Mr. Downs on his own behalf; (b) 1,600 shares of Common Stock owned of record by Christopher Downs, the minor son of Mr. Downs; and (c) currently vested warrants to purchase a total of 5,000 shares of Common Stock. Mr. Downs served as President & Chief Executive Officer until May 23, 2006, at which time he resigned from those positions. He subsequently resigned as a Director of the Company. The address of Mr. Downs is 8825 Gypsy Drive NE, Albuquerque, NM 87122.

(12)
Includes the following securities: (a) 2,444,000 shares of Common Stock held by Mr. Cantrell on his own behalf; and (b) currently vested warrants to purchase a total of 168,449 shares of Common Stock. The address of Mr. Cantrell is 5555 Del Monte Drive, Suite 2305, Houston, Texas 77056.

OUR PLANS FOLLOWING COMPLETION OF THE PEI/DECCA TRANSACTIONS

        The Company plans to utilize the cash proceeds from the sale of PEI and Decca of approximately $5,410,000 (which excludes the amount of the Escrow Deposit and the amount deposited in the Reserve Account) for working capital and to satisfy liabilities of the Company and CYMRI that may arise from time to time. In addition, the Company intends to pay, on behalf of CYMRI, approximately $2,000,000 to Sterling Bank ("Sterling") to satisfy liabilities under the credit agreement between CYMRI and Sterling. With respect to the Sterling debt, the Company has continued to make monthly payments of $115,000 principal plus accrued interest to Sterling; the outstanding principal balance of the debt as of January 31, 2008 was $4,840,000.

        Other current and future sources of funds include approximately $1,400,000 from the purchaser of the assets of Tradestar Construction as a result of a post-closing adjustment to the purchase price for such assets, and the portions of the $2,000,000 that constitutes the Escrow Deposit and $1,500,000 deposited in the Reserve Account that remain once the Company has satisfied its indemnity obligations to Hamilton and has paid all of its pre-closing tax liabilities. These funds will be used to: maintain the existence of the Company and operate its remaining subsidiary, CYMRI, an oil and gas production company; continue the Company's reporting obligations under U.S. securities laws; and pay amounts due to stockholders who have advanced funds to the Company.

PRO FORMA FINANCIAL INFORMATION

        We have prepared the following unaudited pro forma financial statements to help our stockholders understand the impact of the following completed and/or proposed sales transactions:

  •
  Completed sale of substantially all of the assets of the Company's wholly-owned subsidiary, Tradestar Construction. This sale was made to a wholly-owned subsidiary of Tradesmen International, Inc. on October 26, 2007, for a sales price of $3,200,000 plus a working capital adjustment.

  •
  Proposed sales of the outstanding capital stock of PEI and Decca to Hamilton for a sales price of $19,250,000 and the related payments of long-term debt and other accrued obligations which are more fully described elsewhere in this proxy statement.

        These unaudited pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the related notes that are included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and our Quarterly Report on Form 10-QSB for the nine months ended September 30, 2007.

        The following unaudited pro forma balance sheet as of September 30, 2007 gives effect to the sales transactions summarized above as if the receipts of the sales proceeds and related payments of long-term debt and other accrued obligations had occurred on that date. The following unaudited pro forma statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to the sales transactions summarized above as if the receipts of the sales proceeds and related payments of long-term debt and other accrued obligations had occurred as of the beginning of each period.

        The following unaudited pro forma financial statements are presented for illustrative purposes only and do not necessarily indicate the financial results of the Company had the receipts of the sales proceeds and related payments of long-term debt and other accrued obligations actually occurred as of the dates indicated. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of the Company incorporated by reference in this proxy statement. In addition, the allocations of the sales prices reflected in the unaudited pro forma financial statements are preliminary and are subject to adjustment and may vary from the actual sales price allocations that will be recorded as of the effective date of the transactions.

STRATUM HOLDINGS, INC.

PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2007

		Pro Forma Adjustments for Sale of
	As Reported	Tradestar Construction		PEI and Decca		Pro Forma Total
Assets
Current assets:
Cash and cash equivalents	$74,170	$1,325,921	(A)	$2,099,909	(B)	$3,500,000
Accounts receivable	10,834,420	(2,348,781	)(A)	(7,629,338	)(B)	856,301
Prepaid expenses and other	2,070,214	(806,978	)(A)	(1,136,614	)(B)	126,622

Total current assets	12,978,804	(1,829,838)		(6,666,043)		4,482,923

Property and equipment:
Oil and gas properties (full cost method)	13,592,039	—		—		13,592,039
Other property and equipment	1,107,656	(159,175	)(A)	(948,481	)(B)	—

	14,699,695	(159,175)		(948,481)		13,592,039
Less: Accum. DD&A and impairment	(8,392,645)	107,693	(A)	690,952	(B)	(7,594,000)

Net property and equipment	6,307,050	(51,482)		(257,529)		5,998,039

Other assets:
Goodwill	14,160,475	—		(14,160,475	)(B)	—
Deferred income taxes	489,100	—		(489,100	)(B)	—
Other	255,781	(140,906	)(A)	(114,875	)(B)	—

Total other assets	14,905,356	(140,906)		(14,764,450)		—

Total assets	$34,191,210	$(2,022,226)		$(21,688,022)		$10,480,962

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$14,546,875	$—		$(11,796,875	)(B)	$2,750,000
Accounts payable	4,067,136	(318,808	)(A)	(3,377,057	)(B)	371,271
Accrued liabilities	1,568,032	(151,752	)(A)	(868,202	)(B)	548,078

Total current liabilities	20,182,043	(470,560)		(16,042,134)		3,669,349
Long-term debt, net of current portion	7,959,296	(1,555,342	)(A)	(6,403,954	)(B)	—
Deferred income taxes	801,100	460,300	(A)	(61,400	)(B)	1,200,000

Total liabilities	28,942,439	(1,565,602)		(22,507,488)		4,869,349

Stockholders' equity:
Common stock	25,394	—		—		25,394
Additional paid-in capital	11,980,239	—		—		11,980,239
Accumulated deficit	(6,587,166)	(456,624	)(A)	649,770	(B)	(6,394,020)
Cumulative foreign currency translation	(169,696)	—		169,696	(B)	—

Total stockholders' equity	5,248,771	(456,624)		819,466		5,611,613

Total liabilities and stockholders' equity	$34,191,210	$(2,022,226)		$(21,688,022)		$10,480,962

STRATUM HOLDINGS, INC.

PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007

		Pro Forma Adjustments for Sale of
	As Reported	Tradestar Construction		PEI and Decca		Pro Forma Total
Revenues:
Staffing services
Construction	$11,841,377	$(11,841,377	)(C)	$—		$—
Petroleum engineering	30,599,927	—		(30,599,927	)(D)	—
Oil and gas sales	2,233,880	—				2,233,880
Other	95,948	—		39,052	(D/E)	135,000

	44,771,132	(11,841,377)		(30,560,875)		2,368,880

Expenses:
Cost of staffing services
Construction	9,335,129	(9,335,129	)(C)			—
Petroleum engineering	24,074,233	—		(24,074,233	)(D)	—
Lease operating expense	1,052,387	—				1,052,387
Depreciation, depletion & amortization	727,735	—		(98,921	)(D)	628,814
Impairment expense	7,000,000	—				7,000,000
Workover expense	528,638	—				528,638
General and administrative	8,124,065	(1,860,592	)(C)	(5,221,673	)(D/E)	1,041,800
Interest expense	1,509,358	(77,877	)(C)	(1,044,775	)(D)	386,706

	52,351,545	(11,273,598)		(30,439,602)		10,638,345

Income (loss) before income taxes	(7,580,413)	(567,779)		(121,273)		(8,269,465)
Benefit (provision) for income taxes	2,577,341	193,045	(C)	41,233	(D)	2,811,619

Net loss from continuing operations	(5,003,072)	(374,734)		(80,040)		(5,457,846)
Gain from sale of discontinued operations	—	924,000	(C)	1,476,000	(D)	2,400,000

Net income (loss)	$(5,003,072)	$549,266		$1,395,960		$(3,057,846)

Net income (loss) per share, basic
and diluted	$(0.20)					$(0.12)

Weighted average shares outstanding	25,112,620					25,112,620

STRATUM HOLDINGS, INC.

PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

		Pro Forma Adjustments for Sale of
	As Reported	Tradestar Construction		PEI and Decca		Pro Forma Total
Revenues:
Staffing services
Construction	$16,758,412	$(16,758,412	)(C)	$—		$—
Petroleum engineering	15,239,239	—		(15,239,239	)(D)	—
Oil and gas sales	2,187,827	—				2,187,827
Other	65,724	—		114,276	(D/E)	180,000

	34,251,202	(16,758,412)		(15,124,963)		2,367,827

Expenses:
Cost of staffing services
Construction	13,591,864	(13,591,864	)(C)			—
Petroleum engineering	10,952,316	—		(10,952,316	)(D)	—
Lease operating expense	1,185,902	—				1,185,902
Depreciation, depletion & amortization	876,161	—		(239,686	)(D)	636,475
Impairment expense	—	—		—		—
Workover expense	525,867	—				525,867
General and administrative	6,436,071	(2,449,749	)(C)	(2,923,972	)(D/E)	1,062,350
Interest expense	1,036,100	(139,695	)(C)	(555,473	)(D)	340,932

	34,604,281	(16,181,308)		(14,671,447)		3,751,526

Income (loss) before income taxes	(353,079)	(577,104)		(453,516)		(1,383,699)
Benefit (provision) for income taxes	120,002	196,215	(C)	154,195	(D)	470,413

Net loss from continuing operations	(233,077)	(380,889)		(299,321)		(913,286)
Gain from sale of discontinued operations	—	924,000	(C)	1,476,000	(D)	2,400,000

Net income (loss)	$(233,077)	$543,111		$1,176,679		$1,486,714

Net income (loss) per share, basic and diluted	$(0.01)					$0.08

Weighted average shares outstanding	18,579,652					18,579,652

STRATUM HOLDINGS, INC.

PRO FORMA STATEMENT OF OPERATIONS (Continued)

YEAR ENDED DECEMBER 31, 2006

Notes to Unaudited Pro Forma Financial Statements

        (A)  To record the sale of substantially all of the assets of Tradestar Construction to a wholly-owned subsidiary of Tradesmen International, Inc., for a sales price of $3,200,000 plus a working capital adjustment.

        (B)  To record the sale of the outstanding capital stock of PEI and Decca to Hamilton, for a sales price of $19,250,000 and the related payments of their long-term debt and other accrued obligations, as well as the required paydown of short-term debt secured by the Company's retained oil and gas properties to a remaining balance of $2,750,000.

        (C)  To eliminate the revenues and expenses of Tradestar Construction and to recognize the after-tax gain on the sale of substantially all of its assets to a wholly-owned subsidiary of Tradesmen International, Inc.

        (D)  To eliminate the revenues and expenses of PEI and Decca and to recognize the after-tax gain on the sale of the outstanding capital stock of PEI and Decca to Hamilton. Subsequent to that sale, the Company's operations would consist solely of its retained oil and gas properties.

        (E)  To further adjust interest income and general and administrative expenses associated with non-continuing operations after completion of the sales transactions indicated in (A) and (B) above.

OTHER MATTERS

        We are not aware of any business or matter other than as indicated above, which may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, the persons named as proxies in the accompanying proxy will, in their discretion, vote thereon in accordance with their best judgment.

SOLICITATION OF PROXIES

        The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

        Proposals that a stockholder desires to have included in our proxy materials for our 2008 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by our Secretary at our principal office no later than June 25, 2008. We suggest that such proposals be sent by Certified Mail, Return Receipt Requested. Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2008 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Kenneth L. Thomas, Secretary, Stratum Holdings, Inc., Three Riverway, Suite 1500, Houston, Texas 77056.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers, and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based solely on written representations of the Company's directors and executive officers and on copies of the reports that they have filed with the SEC, the Company's belief is that all of Company's directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company's equity securities during fiscal year 2007.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, which contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC. If you have questions after reading this proxy statement, you may contact Stratum Holdings, Inc., Three Riverway, Suite 1500, Houston, Texas 77056, Attention: Corporate Secretary, or call (713) 479-7000.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Reports on Form 10-KSB filed on March 30, 2007 and March 31, 2006 for the fiscal years ended December 31, 2006 and December 30, 2005, respectively;

  •
  our Quarterly Reports on Form 10-QSB filed on May 15, 2007, August 17, 2007, and November 13, 2007 for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, respectively; and

  •
  our Current Reports on Form 8-K filed on January 24, 2007, February 5, 2007, March 5, 2007, March 8, 2007, May 10, 2007, May 14, 2007, November 2, 2007, and January 23, 2008.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies of our filings should be directed to: Stratum Holdings, Inc., Three Riverway, Suite 1500, Houston, Texas 77056, Attention: Corporate Secretary. Such filings are also available to the public through the SEC's website at www.sec.gov and through the Company's website at www.stratum-holdings.com.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement.

        This proxy statement is dated February 11, 2008. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

By Order of the Board of Directors,
Frederick A. Huttner Chairman of the Board of Directors

Houston, Texas
February 11, 2008

Annex A

SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of February             , 2008, by and among Hamilton Acquisition, Inc., a Delaware corporation ("Buyer"), Stratum Holdings, Inc., a Nevada corporation ("Seller"), and CYMRI, L.L.C., a Nevada limited liability company ("CYMRI").

BACKGROUND

        A.    Seller owns all of the issued and outstanding capital stock of Petroleum Engineers, Inc., a Louisiana corporation ("PEI"), which, as of the date hereof, consists of 2,040 issued and outstanding shares of common stock (the "PEI Shares").

        B.    Seller owns all of the issued and outstanding capital stock of Decca Consulting, Ltd., an Alberta corporation ("Decca"), which, as of the date hereof, consists of 66.6 issued and outstanding Class "A" common shares (the "Decca Shares").

        C.    The parties desire to enter into this Agreement pursuant to which Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the PEI Shares and the Decca Shares (the "Securities").

        NOW, THEREFORE, the parties agree as follows:

ARTICLE 1
DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings set forth below:

        "2007 and 2008 State Income Tax Returns of PEI" has the meaning set forth in Section 6.7(b).

        "Annual Financial Statements" has the meaning set forth in Section 3.6.

        "Business Day" means a day, other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

        "Buyer" has the meaning set forth in the preamble.

        "Closing" has the meaning set forth in Section 2.4.

        "Closing Date" has the meaning set forth in Section 2.4.

        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means each of PEI and Decca.

        "Company Material Adverse Effect" means, as to any Company, any change, event, effect, claim, circumstance or matter that (individually or in the aggregate with all other changes, effects, claims, circumstances or matters) is, or could reasonably be expected to be or to become, materially adverse to the business, condition (financial or otherwise), operations, results of operations, liabilities, or prospects of the business of such Company, or to the ability of such Company to consummate the transactions contemplated by this Agreement; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has occurred a Company Material Adverse Effect: (i) any adverse change or development resulting from conditions affecting the United States or any foreign economy generally; or (ii) any change required by any amendment to applicable accounting requirements or principles applicable to any Company.

        "CYMRI" has the meaning set forth in the preamble.

        "CYMRI Merger Agreement" means the Agreement and Plan of Merger, dated May 23, 2006, by and among the Seller, CYMRI, The Cymri Corporation, Larry M. Wright, Franklin M. Cantrell, Jr., Robert G. Wonish and Michael W. Hopkins.

        "Damages" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses (without giving effect to any Company Material Adverse Effect or other materiality qualification or any similar qualification).

        "Debt" means (i) indebtedness for borrowed money, (ii) indebtedness secured by any Lien on property owned whether or not the indebtedness secured has been assumed, (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) capital leases, including, without limitation, all amounts representing the capitalization of rentals in accordance with GAAP, (v) "earnouts" and similar payment obligations, (vi) guarantees with respect to liabilities of a type described in any of clauses (i) through (v) above, and (vii) interest, penalties, premiums, fees and expenses related to any of the foregoing; provided that, for the purposes of Sections 2.2(ii), 2.3(b) and 3.27, this definition shall not include the indebtedness represented by the PEI Insurance Finance Agreement.

        "Decca" has the meaning set forth in the background.

        "Decca Allocation Amount" has the meaning set forth in Section 2.5(a).

        "Decca Change in Control Payments" has the meaning set forth in Section 5.1(i).

        "Decca Consulting Agreement Amendments" has the meaning set forth in Section 5.1(e).

        "Decca MOU" means the Memorandum of Understanding to be entered into at the Closing by Buyer and each of the Decca Principals, Barry Ahearn and Dave Hunter, in substantially the form attached as Exhibit A.

        "Decca MOU Amount" means $250,000.

        "Decca Principal" means each of 383210 Alberta Ltd. and Dave Hunter Resources Inc., which are entities owned and controlled by Barry Ahearn and Dave Hunter, respectively.

        "Decca Purchase Agreement" means the Amended and Restated Stock Purchase Agreement dated March 2, 2007 between Seller, each of the Decca Principals, Barry Ahearn and Dave Hunter.

        "Decca Shares" has the meaning set forth in the background.

        "Deferred Compensation Plan" has the meaning set forth in Section 3.16(a).

        "Disclosure Schedule" means the disclosure schedule prepared by Seller attached to this Agreement, which sets forth the exceptions to the representations and warranties contained in Articles 3 and certain other information called for by this Agreement.

        "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any other employee benefit plan, program or arrangement of any kind.

        "Environmental Laws" means all Legal Requirements concerning public health and safety, worker health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated byphenyls, noise, or radiation.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity that is treated as a single employer with either Company for purposes of Section 414 of the Code.

        "Escrow Agent" means U.S. Bank National Association.

        "Escrow Agreement" the Escrow Agreement to be entered into at the Closing by the Escrow Agent, Buyer and Seller, in substantially the form attached as Exhibit B.

        "Escrow Amount" means $2,000,000.

        "Estimated Pre-Closing State Tax Liability" has the meaning set forth in Section 2.2(v).

        "Financial Statements" has the meaning set forth in Section 3.6.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

        "Government Entity" means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi governmental authority of any nature; (iv) multi-national organization or body; or (v) Person exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        "Income Tax" means any federal, state, local or foreign income and franchise tax, including any interest, penalty, or addition thereto, whether disputed or not.

        "Indemnified Party" means a party who is seeking indemnification under Section 7.2 or 7.3.

        "Indemnifying Party" means a party from whom indemnification is being sought under Section 7.2 or 7.3.

        "Insurance Policies" has the meaning set forth in Section 3.17.

        "Intellectual Property" means all of the following: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together will all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and brand names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iii) copyrightable works, copyrights, and all applications, registrations and renewals in connection therewith; (iv) trade secrets, confidential information, and know-how (including customer and independent contractor lists); (v) computer software (including all code, data, databases and related documentation), and (vi) all other proprietary rights.

        "Interim Financial Statements" has the meaning set forth in Section 3.6.

        "ITA" has the meaning set forth in Section 2.5.

        "ITA Amount" has the meaning set forth in Section 2.5(a).

        "Latest Balance Sheet" has the meaning set forth in Section 3.6.

        "Leased Real Property" has the meaning set forth in Section 3.14(b).

        "Legal Requirement" means any law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, judgment, order, decree, treaty, rule, regulation, ruling, determination, charge, direction or other restriction of an arbitrator or Government Entity.

        "Liability" means any liability or obligation of any kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge, assessment, deed of trust, lease, adverse claim, levy, restriction on transfer, any conditional sale or title retention agreement, or other security interest.

        "Majority Shareholder" means each of Frederick A. Huttner, Larry M. Wright, Michael W. Hopkins, Robert G. Wonish, Clarence J. Downs, Franklin M. Cantrell, Jr. and Richard A. Piske III.

        "Material Contracts" has the meaning set forth in Section 3.18(a).

        "Material Customer" means a customer of each Company that is one of the twenty largest customers based on the net revenue of such Company for the fiscal year ended December 31, 2006 or for the period beginning on January 1, 2007 and ending September 30, 2007.

        "Non-competition Agreement" means the Non-competition Agreement to be entered into at the Closing by Buyer, the Companies, Seller, CYMRI, the Majority Shareholders and such employees of the Companies required by Buyer in its sole discretion in substantially the form attached as Exhibit C.

        "PEI" has the meaning set forth in the background.

        "PEI Insurance Finance Agreement" means the Premium Finance Agreement, Disclosure Statement and Security Agreement made as of July 12, 2007 by PEI in favor of AICCO, Inc.

        "PEI Shares" has the meaning set forth in the background.

        "Permits" has the meaning set forth in Section 3.22.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, an estate, a labor union, or a Government Entity.

        "Post-Closing Tax Period" shall mean any Taxable period beginning on the day after the Closing Date, and, with respect to any Taxable period beginning before and ending after the Closing Date, means the portion of such Taxable period commencing on the day after the Closing Date.

        "Pre-Closing State Tax Liability" has the meaning set forth in Section 6.7(f).

        "Pre-Closing Tax Period" shall mean any Taxable period ending on or before the Closing Date, and, with respect to any Taxable period beginning before and ending after the Closing Date, means the portion of such Taxable Period through the end of the Closing Date.

        "Purchase Price" has the meaning set forth in Section 2.2.

        "Reserve Account" has the meaning set forth in Section 6.4.

        "Reserve Tax Liabilities" has the meaning set forth in Section 6.4.

        "Securities" has the meaning set forth in the background.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller" has the meaning set forth in the preamble.

        "Seller Transaction Expenses" has the meaning set forth in Section 2.2(vi).

        "Seller's Knowledge" means the actual knowledge of the officers, directors and managers of Seller and CYMRI after due inquiry and reasonable investigation. For purposes of this Agreement, "due inquiry and reasonable investigation" means the knowledge that Seller's and CYMRI's officers and directors would reasonably be expected to obtain by reviewing with each key employee of Seller, PEI or Decca, as applicable, the representations and warranties set forth in this Agreement which are applicable to the duties performed by such key employee or contractor on behalf of Seller, PEI or Decca, as the case may be.

        "Straddle Period" has the meaning set forth in Section 6.7(e).

        "Sublease Agreement" means the Sublease Agreement to be entered into at the Closing between PEI and Triumph in substantially the form attached as Exhibit D.

        "Tax" or "Taxes" means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise (including taxes under Section 409A of the Code), severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, goods and services, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, including any interest, penalty or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person and any liability as a result of being a Person required by law to withhold or collect taxes imposed on another Person.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes (including any schedule or attachment thereto, and any amendment thereof).

        "Third Party Claim" has the meaning set forth in Section 7.5(a).

        "Transaction Documents" means this Agreement, the Escrow Agreement, the Decca MOU, the Non-competition Agreement, the Sublease Agreement, the Transition Services Agreement and the Triumph MOU.

        "Transition Services Agreement" means the Transition Services Agreement to be entered into at the Closing by the Companies and Seller, in substantially the form attached as Exhibit E.

        "Triumph" means Triumph Energy, Inc., a Louisiana corporation.

        "Triumph MOU" means the Memorandum of Understanding to be entered into at the Closing by PEI and Triumph, in substantially the form attached as Exhibit F.

ARTICLE 2
PURCHASE AND SALE OF SECURITIES

        2.1    Purchase and Sale.    On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Securities from Seller, and Seller agrees to sell the Securities to Buyer.

        2.2    Purchase Price.    The aggregate purchase price for the Securities (the "Purchase Price") equals the sum of:

            (i)  $19,250,000;

           (ii)  minus the amount of Debt of the Companies as of the Closing, which is set forth on Exhibit 2.2;

          (iii)  minus the amount of all distributions, bonus payments, and all other contractual payments due or earned by employees of either Company (other than normal periodic compensation payments, the Decca Change in Control Payments, and any incentive plans put into place by Buyer) as of, or resulting from, the Closing, which is set forth in Exhibit 2.2;

          (iv)  minus the amount of all Liabilities of the Companies as of the Closing Date that are (A) outstanding more than 60 days on the Closing Date or (B) not incurred in the ordinary course of business, which is set forth on Exhibit 2.2;

           (v)  minus $100,000, which represents the estimated Liability of PEI for state Income Taxes in Texas, Louisiana and Mississippi for taxable periods ending in 2007, and the pre-Closing portion of such Liability for the taxable period of PEI ending in 2008 that has not been paid as of the Closing Date (the "Estimated Pre-Closing State Tax Liability"); and

          (vi)  minus the aggregate amount of fees and expenses owing by Seller or the Companies in connection with the transactions contemplated by this Agreement in the amounts indicated on Exhibit 2.2 (the "Seller Transaction Expenses").

        2.3    Payment of the Purchase Price and Other Amounts.    At the Closing, subject to the satisfaction or waiver of each of the conditions specified in Section 6:

          (a)    Purchase Price.    Buyer will pay the Purchase Price as follows:

              (i)  Escrow Amount.    Buyer will deliver the Escrow Amount to the Escrow Agent by wire transfer or delivery of other immediately available funds to an account designated by the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement.

             (ii)  Cash Consideration.    Buyer will deliver to Seller an amount of cash equal to the Purchase Price less the Escrow Amount and the ITA Amount by wire transfer or delivery of other immediately available funds to the accounts designated by Seller in writing to Buyer.

          (b)    Debt.    On behalf of the Companies, and at the direction of Seller, Buyer shall deliver payment to the appropriate parties in respect of the Debt of the Companies as of immediately prior to Closing, if any, pursuant to payoff letters or invoices delivered by such parties to Seller, Buyer and the Companies, which are in form and substance reasonably satisfactory to Buyer.

          (c)    Seller Transaction Expenses.    On behalf of the Companies and Seller, and at the direction of Seller, Buyer will deliver payment of the Seller Transaction Expenses to the Persons identified on Exhibit 2.2 for which Buyer has received a release of Seller and the Companies from such parties (in a form acceptable to the Buyer in its sole discretion) at or prior to the Closing, by wire transfer or delivery of other immediately available funds to the accounts designated by Seller.

        2.4    The Closing.    The closing of the purchase and sale of the Securities and the transactions relating thereto (the "Closing"), will take place on the date hereof simultaneously with the execution and delivery by the parties of this Agreement. The date and time of the Closing is the "Closing Date."

        2.5    Canadian Withholding and Section 116 Certificate.    Seller will deliver to Buyer a certificate issued pursuant to Section 116 of the Income Tax Act (Canada) (the "ITA") in respect of the sale of the Decca Shares to Buyer, provided that:

          (a)   if a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the ITA in respect of the disposition of the Decca Shares to Buyer, specifying a certificate limit in an amount which is not less than the portion of the Purchase Price allocable to the Decca Shares as set forth on Exhibit 6.6 (the "Decca Allocation Amount"), is not delivered to Buyer at or before the Closing, Buyer will be entitled to withhold from the Purchase Price payable to Seller hereunder 25% of the Decca Allocation Amount (the "ITA Amount");

          (b)   if, prior to the 29th day after the end of the month in which the Closing occurs (or such later time if the Canada Revenue Agency confirms in writing and in a form that is reasonably acceptable to Buyer that Buyer may continue to hold the ITA Amount), Seller delivers to Buyer:

              (i)  a certificate issued by the Minister of National Revenue under subsection 116(2) of the ITA in respect of the disposition of the Decca Shares to Buyer, Buyer will promptly pay to Seller the lesser of (A) the ITA Amount and (B) the ITA Amount less 25% of the amount, if any, by which the Decca Allocation Amount exceeds the amount specified in such certificate as the certificate limit, together with any interest earned on the ITA Amount to the date of such payment (less any applicable withholding Tax); or

             (ii)  a certificate issued by the Minister of National Revenue under subsection 116(4) of the ITA in respect of the disposition of the Decca Shares to Buyer, Buyer will promptly pay the ITA Amount to Seller, together with any interest earned thereon (less any applicable withholding Tax); and

          (c)   if Buyer has withheld the ITA Amount and Seller does not deliver to Buyer, prior to the 29th day after the end of the month in which the Closing occurs (or such later time if the Canada Revenue Agency confirms in writing and in a form that is reasonably acceptable to Buyer that Buyer may continue to hold the ITA Amount):

              (i)  a certificate issued by the Minister of National Revenue under subsection 116(2) of the ITA in respect of the disposition of the Decca Shares to Buyer specifying a certificate limit equal to or greater than the Decca Allocation Amount; or

             (ii)  a certificate issued by the Minister of National Revenue under subsection 116(4) of the ITA in respect of the disposition of the Decca Shares to Buyer,

Buyer will remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the ITA (and the amount so remitted will be credited to Buyer as a payment to Seller on account of the Purchase Price) and Buyer will pay to Seller any remaining portion of the ITA Amount, together with interest earned on the ITA Amount, prior to such remittance (less any applicable withholding Tax). Seller agrees to indemnify Buyer for any Tax for which Buyer is assessed as a consequence of failure to timely remit amounts withheld under Section 2.5(a) due to reliance on the written confirmation from the Canadian Revenue Agency (as referred to in Section 2.5(b) and (c) of this Agreement). This Section 2.5 will apply with such modifications as are necessary to any adjustments to the Purchase Price.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER AND CYMRI

        Except as otherwise set forth on the Disclosure Schedule, CYMRI and Seller, jointly and severally, represent and warrant to Buyer as follows:

        3.1    Organization, Power and Authorization.

          (a)   Seller is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Seller has the corporate power to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Seller has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. Seller's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by Seller. Upon the consummation of the transactions contemplated by the Transaction Documents and immediately after the Closing, Seller will be solvent and will be able to continue to pay its Liabilities in the ordinary course of business.

          (b)   CYMRI is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. CYMRI has the organizational power to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. CYMRI has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. CYMRI's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by CYMRI.

          (c)   PEI is a corporation, duly organized, validly existing and in good standing under the laws of Louisiana. Decca is a corporation, duly organized, validly existing and in good standing under the laws of the Province of Alberta. Each Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Company has the corporate power to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each Company has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. Each Company's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by such Company.

        3.2    Binding Effect and Noncontravention.

          (a)   This Agreement has been duly executed and delivered by Seller and CYMRI and constitutes, and each other Transaction Document to which Seller, CYMRI or any Company is a party when executed and delivered will constitute, a valid and binding obligation of Seller, CYMRI or such Company, as the case may be, enforceable against Seller, CYMRI or such Company in accordance with its terms except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

          (b)   The execution, delivery and performance of the Transaction Documents by Seller, CYMRI and the Companies does not (i) violate any Legal Requirement to which Seller, CYMRI or the Companies are subject or any provision of its charter or bylaws or equivalent organizational documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller, CYMRI or the Companies are a party or by which Seller or the Companies are bound or to which Seller's, CYMRI's or the Companies' assets are subject, (iii) result in the creation of any Lien on the Securities or the assets of the Companies, or (iv) require any authorization, consent, approval or notice by or to any Person.

        3.3    Brokers.    Neither Seller nor the Companies have retained any broker in connection with the transactions contemplated by this Agreement and neither the Companies nor Buyer will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated by this Agreement by reason of any action taken by or on behalf of Seller or either Company.

        3.4    Capitalization.

          (a)   Seller holds of record, owns beneficially, and has good and marketable title to the PEI Shares, free and clear of all Liens. The authorized capital stock of PEI consists of 2,500 shares of common stock, having no par value per share, of which 2,040 are issued and outstanding. All of the issued and outstanding shares of PEI's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require PEI to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of PEI.

          (b)   Seller holds of record, owns beneficially, and has good and marketable title to the Decca Shares, free and clear of all Liens. The authorized capital stock of Decca consists of an unlimited number of one class of shares designated "Common Shares", of which 200 are issued and outstanding. All of the issued and outstanding shares of the Decca's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Decca to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Decca.

        3.5    Subsidiaries.    Neither Company currently has any subsidiaries, and neither Company has had in the past, any investment, equity, or ownership interest (whether controlling or not) of any kind in any other Person. Neither Company is engaged in any joint venture or partnership with any other Person.

        3.6    Financial Statements.    The Disclosure Schedule contains the following financial statements (the "Financial Statements"): (i) each Company's respective stand-alone balance sheet and related statement of income for the calendar years ended December 31, 2005 and December 31, 2006 (the "Annual Financial Statements"); (ii) each Company's respective interim stand-alone balance sheet and related statement of income for the eight month period ended August 31, 2007 (the "Interim Financial Statements"); and (iii) for each month after August 31, 2007 through the month immediately preceding the month in which the Closing occurs, each Company's interim stand-alone balance sheet for such month (the "Latest Balance Sheets") along with each Company's related statement of income for such month and the year-to-date period. The Financial Statements have been prepared in accordance with GAAP applied on a materially consistent basis for the periods covered thereby and present fairly in all material respects the financial condition of the Companies as of such dates and the results of operations for the periods specified.

        3.7    Subsequent Events.

          (a)   Since August 31, 2007:

              (i)  there has been no event or occurrence which has had a Company Material Adverse Effect,

             (ii)  each Company has conducted its business only in the ordinary course of business; and

            (iii)  neither Company has:

              (A)  entered into any agreement, contract, lease, or license either involving more than $25,000 or outside the ordinary course of business;

              (B)  accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license either involving more than $25,000 or outside the ordinary course of business (or had any other party thereto take such action);

              (C)  imposed or granted any Lien on any of its assets;

              (D)  made any capital expenditures or commitments therefore either involving more than $25,000 (in the aggregate) or outside the ordinary course of business;

              (E)  made any capital investment in, any loan to, or any acquisition of the securities or other assets of, any Person either involving more than $25,000 (individually or in the aggregate) or outside the ordinary course of business;

              (F)  incurred any Debt other than periodic draw downs on such Company's credit facility with Wells Fargo Bank, National Association in the ordinary course of business;

              (G)  delayed or postponed the payment of accounts payable or other Liabilities outside the ordinary course of business;

              (H)  cancelled, compromised, waived, or released any right or claim either involving more than $25,000 (individually or in the aggregate) or outside the ordinary course of business;

              (I)   sold, assigned, transferred, or licensed any Intellectual Property;

              (J)   issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

              (K)  accelerated or modified in any material respect the terms of any account receivable, changed any customer's payment terms, changed any policies related to accounts receivable, or written off any account receivable;

              (L)  experienced any material damage, destruction or loss to its assets (whether or not covered by insurance);

              (M) made any changes in any material employee compensation, benefits, severance or termination agreement other than routine salary increases in the ordinary course of business;

              (N)  received any formal or actual notice from any customer with respect to any warranty claims, termination of contracts or work orders, or disputes as to billed fees in excess of $25,000; or

              (O)  agreed to do any of the foregoing.

          (b)   Since January 31, 2008, neither Company (i) has declared or made any payment or distribution of cash or other property to its shareholders with respect to its capital stock; (ii) purchased or redeemed any shares of capital stock; or (iii) made any cash payments or transfers to any affiliate of the Company.

        3.8    Title to Assets.    Each Company has good and marketable title to, or a valid leasehold interest in, the assets used in the conduct of its business, that are reflected on the Latest Balance Sheet, or acquired since the date thereof, free and clear of all Liens, except assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet.

        3.9    Compliance With Laws.    Each Company has complied in all material respects with all applicable Legal Requirements, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against either Company alleging any failure to so comply.

        3.10    Undisclosed Liabilities.    Neither Company has any Liability except for (i) Liabilities set forth on the face of the Latest Balance Sheets, and (ii) Liabilities which have arisen after the date thereof in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        3.11    Tax Matters.

          (a)   Each Company has filed all Tax Returns which it was required to file by all Legal Requirements. All such Tax Returns are true, correct and complete and were prepared in compliance with all Legal Requirements. All Taxes due and owing by either Company (whether or not shown on any Tax Return) have been paid. Neither Company is currently the beneficiary of any extension of time within which to file any Tax Return. Each Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

          (b)   No audits or administrative or judicial Tax proceedings are pending or being conducted with respect to either Company. Neither Company has received from any Government Entity any (i) notice indicating an intent to open an audit or other review, (ii) request for additional information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any Tax. Neither Company has waived or extended any statute of limitations in respect of Taxes or agreed to the extension of time with respect to a Tax assessment or deficiency.

          (c)   Neither Company is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign tax law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law). Neither Company is a party to or bound by any tax allocation or sharing agreement. Neither Company has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was either Company). Neither Company has any Liability for the Taxes of any Person under Treasury Regulation Section §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (d)   The unpaid Taxes of either Company (i) did not, as of the Latest Balance Sheet, exceed the reserve for Tax Liability set forth on the face of the Latest Balance Sheet, and (ii) do not exceed that reserve as adjusted to reflect operations thereafter in accordance with past practice. Since the Latest Balance Sheet, neither Company has incurred any Liability for Taxes outside the ordinary course of business.

          (e)   Every Person who has provided service to either Company or any other Person at the request of either Company has been properly classified by such Company as an employee or independent contractor in compliance with all Legal Requirements.

        3.12    Environmental Matters.    Each Company has complied in all material respects with all applicable Environmental Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against either Company alleging any failure to so comply. Each Company has obtained and is in compliance with all permits, licenses and other authorizations required pursuant to Environmental Laws for the occupation of the Real Property and/or the operation of its business; and all such permits, licenses and other authorization are set forth on the Disclosure Schedule. Neither Company has received any notice from any Government Entity of any actual or alleged violations or Liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws. Neither Company has assumed or otherwise become subject to any Liability, including any investigatory, remedial or corrective obligations, of any other Person arising under Environmental Laws. Each Company has provided Buyer with all environmental audits, reports and other material environmental documents relating to such Company's past or current properties, facilities and operations.

        3.13    Intellectual Property.

          (a)   Each Company owns or has a valid right to use all Intellectual Property that it uses in the conduct of its business. Each item of Intellectual Property owned or used by such Company immediately prior to the Closing will be owned or available for use by such Company on the same terms and conditions immediately after the Closing. Each Company has taken all action necessary and desirable to maintain and protect each item of Intellectual Property that it owns or uses.

          (b)   Neither Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person, and neither Company has received any charge, complaint, claim, demand or notice alleging any of the foregoing. To Seller's Knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of either Company.

          (c)   Set forth on the Disclosure Schedule are all of the following that are owned or used by each Company: (i) patents and patent applications; (ii) registered trademarks and applications to register trademarks; (iii) registered copyrights and applications to register copyrights; (iv) all Intellectual Property owned by any other Person (and all licenses, sublicenses, grants, or other agreements related thereto); (v) all computer software and databases; and (vi) any other Intellectual Property that is material to either Company's business.

        3.14    Real Estate.

          (a)   Neither Company owns any real property.

          (b)   Set forth on the Disclosure Schedule is a list of all real property leased by each Company (the "Leased Real Property") and each lease pursuant to which the Companies lease the Leased Real Property. Each Company has provided to Buyer a true, correct and complete copy of each such lease. Each such lease is a valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). No Company, and, to the Seller's knowledge, no other Person, is in violation or breach of or default under any such lease. The transactions contemplated by this Agreement do not require the consent of any party to any such lease, will not result in a violation or breach of or default under any such lease, and will not otherwise cause any such lease to cease to be legal, binding, enforceable and in full force and effect on the same terms following the Closing.

          (c)   To Seller's Knowledge, all buildings, structures, fixtures, building systems and equipment, and all components thereof (including the roof, foundation, walls, and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection security and surveillance systems, and telecommunications, computer, wiring and cable installations), included in the Leased Real Property are in good condition and repair and sufficient for the operations of the Companies' businesses.

        3.15    Litigation.    The Disclosure Schedule (i) describes all outstanding injunctions, judgments, orders, decrees, rulings, or charges related to either Company, (ii) describes all actions, suits, proceedings, hearings, investigations, arbitrations, and other legal or administrative proceedings to which either Company is a party or, to Sellers' Knowledge, threatened to be made a party, and (iii) indicates if any of such matters, if determined adversely to either Company, could reasonably be expected to subject such Company to Liabilities in excess of $50,000. There is no reason to believe that any action, suit, proceeding, hearing, investigation, arbitration, or other legal or administrative proceeding may be brought or threatened against either Company or that there is any reasonable basis for any of the foregoing. The

Disclosure Schedule describes all reported incidents of which Seller has Knowledge involving either Company that could reasonably be expected to result in any claim being made against either Company.

        3.16    Employee Benefits.

          (a)   The Disclosure Schedule lists each Employee Benefit Plan that each Company maintains, to which each Company contributes or has any obligation to contribute, or with respect to which each Company has any Liability. The Disclosure Schedule lists all items described in Section 2.2(iii) as of the Closing Date.

              (i)  Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered, in all material respects, in accordance with the terms of such Employee Benefit Plan, the terms of any applicable collective bargaining agreement and all Legal Requirements.

             (ii)  All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met, in all material respects, with respect to each such Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) subject to COBRA.

            (iii)  All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such employee pension benefit plan or funds have been reserved and set aside in an amount sufficient to satisfy such contributions. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an employee welfare benefit plan.

            (iv)  Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. Each such Employee Benefit Plan has been timely amended to reflect the provisions of any and all Legal Requirements in effect for any period prior to or as of the Closing other than amendments for which the remedial amendment period under Section 401(b) of the Code (including, if applicable, any extension of the remedial amendment period) has not expired, and there are no plan document failures, operational failures, demographic failures or employee eligibility failures which have not been corrected within the meaning of Rev. Proc. 2006-27 with respect to any such Employee Benefit Plan.

             (v)  There have been no "prohibited transactions" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any such Employee Benefit Plan. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Seller's Knowledge, threatened. To Seller's Knowledge, there is no basis for any such action, suit, proceeding, hearing, or investigation.

            (vi)  Each Company has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, service or investment agreements, most recent testing information, list of assets and other funding arrangements which implement each such Employee Benefit Plan.

           (vii)  The Disclosure Schedule lists each such Employee Benefit Plan providing for deferred compensation that constitutes a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code and applicable regulations (including IRS Notice 2005-1)) for each Company or any ERISA Affiliate (the "Deferred Compensation Plans"). Each Deferred Compensation Plan (i) complies, in all material respects, with requirements of Section 409A of the Code and regulations promulgated thereunder, or (ii) is exempt from compliance under the "grandfather" provisions of applicable regulations, and has not been materially modified since October 3, 2004, or (iii) may, without the consent of any service provider or other Person and without any Liability to either Company or any ERISA Affiliate other than for the payment of benefits due thereunder, the full amount of which has been reflected on the Latest Balance Sheet, be amended or terminated to comply with or to be exempt from, the requirements of Section 409A of the Code and regulations promulgated thereunder.

          (b)   Neither Company nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or has (or has ever had during the six years prior to the Closing Date) any Liability under or with respect to any "defined benefit plan" (as defined in Section (3)(35) of ERISA) or any "multiemployer plan" (as defined in Section (3)(37) or 4001(a)(3) of ERISA). Neither the Company nor any ERISA Affiliate maintains or contributes (or has ever maintained or contributed during the six years prior to the Closing Date) or has any Liability under a plan subject to Section 412 of the Code.

          (c)   Neither Company maintains, contributes to or has an obligation to contribute to, or has any Liability with respect to, any employee welfare benefit plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of either Company (or any spouse of other dependent thereof) other than in accordance with COBRA or a similar state law. Set forth on the Disclosure Schedule is a list of all Persons who are receiving COBRA benefits through any Company or any ERISA Affiliate and a list of all employees of each Company who are currently on leave.

        3.17    Insurance.    The Disclosure Schedule contains a list of each insurance policy, bond or other form of insurance maintained by each Company (the "Insurance Policies"). With respect to each Insurance Policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on the same terms immediately following the consummation of the transactions contemplated hereby; (iii) neither Company nor, to Seller's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) no party to the policy has repudiated any provision thereof; and (v) each Company has provided to Buyer a true, correct and complete copy of the policy.

        3.18    Contracts.

          (a)   The Disclosure Schedule contains a list of each of the following contracts, agreements or other arrangements to which each Company is a party or by which any of its assets or properties is bound (the "Material Contracts"):

              (i)  master services agreement with a Material Customer;

             (ii)  consulting agreement or work agreement that involves the performance of services for, or delivery of goods or materials to, a Company that (A) resulted in expenses to such Company in excess of $50,000 for the calendar year ending December 31, 2007 or (B) is reasonably expected to result in expenses to such Company in excess of $50,000 after the Closing Date;

            (iii)  other than the agreements described in Section 3.18(a)(i) above, any agreement that involves the performance of services or delivery of goods or materials by a Company that (A) resulted in revenue to such Company in excess of $50,000 for the calendar year ending December 31, 2007 or (B) is reasonably expected to result in revenue to such Company in excess of $50,000 after the Closing Date;

            (iv)  other than the agreements described in Section 3.18(a)(ii) above, any agreement that involves the performance of services for, or delivery of goods or materials to, a Company that (A) resulted in expenses to such Company in excess of $50,000 for the calendar year ending December 31, 2007 or (B) is reasonably expected to result in expenses to such Company in excess of $50,000 after the Closing Date;

             (v)  collective bargaining agreement or other similar contract with any labor union;

            (vi)  agreement for the employment of any Person on a full-time, part-time, consulting or other basis (A) providing annual cash or other compensation in excess of $100,000, or (B) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

           (vii)  agreement, guaranty or indenture relating to borrowed money or other Debt of a Company, or any Lien on any asset of a Company;

          (viii)  agreement that restricts in any respect the ability of a Company to engage in any line of business or compete with any Person;

            (ix)  joint venture or partnership agreement involving a sharing of profits, losses, costs or liabilities by a Company with any other Person;

             (x)  lease or agreement under which a Company is (A) lessee of or holds or operates any tangible personal property owned by any other Person, except for any lease of tangible personal property under which the aggregate annual rental payments do not exceed $25,000, or (B) lessor of or permits any other Person to hold or operate any tangible property (real or personal) owned by such Company;

            (xi)  power of attorney granted by or to a Company;

           (xii)  agreement with any shareholder, director, officer, employee, agent or other affiliate of a Company (other than the agreements described in Section 3.18(a)(ii)) and 3.18(a)(vi);

          (xiii)  agreement not entered into the ordinary course of business;

          (xiv)  other agreement that (A) involves the payment or potential payment, pursuant to the terms of any such contract or agreement, to or by a Company of more than $25,000, and (B) cannot be terminated within 90 days after giving notice of termination without resulting in any cost or penalty to a Company; and

           (xv)  other agreement that is material to the Company or its business.

          (b)   Each Material Contract and each other master service agreement to which either Company is a party is a valid and binding obligation of the parties thereto, enforceable against them in accordance with its terms except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity). No Company or, to Seller's knowledge, any other Person, is in violation or breach of or default under such Material Contract or master service agreement to which either Company is a party. Each Company has provided to Buyer a true, correct and complete copy of each written Material Contract and a written description of the material terms of each oral Material Contract.

          (c)   Each Company has provided to Buyer a true, correct and complete copy of (i) each Material Contract, (ii) each master service agreement to which the Company is a party or by which it is bound, (iii) the résumé of each consultant providing engineering services for or on behalf of any Company, and (iv) the billing history of each consultant providing engineering services for or on behalf of any Company for the fiscal year ended December 31, 2006 and the eight month period ended August 31, 2007. To Seller's Knowledge, no consultant that is performing or has performed engineering services for or on behalf of any Company has a claim against or dispute with any Company. PEI has a valid and binding master service agreement with each Material Customer. To Seller's Knowledge, no Material Customer or material group of independent contractors intends to cease doing business with either Company or decrease the amount of business it does with either Company in any material respect.

        3.19    Employees.    Decca does not have, and has not had, any employees. Neither Company has experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. To Seller's Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of either Company. To Seller's Knowledge, no officer or executive manager of either Company has any plans to terminate his or her employment or independent contractor relationship with either Company or is a party to any agreement that materially and adversely affects the ability of such officer or executive manager to perform his or her duties with either Company. There are no uninsured workers' compensation claims pending or, to Seller's Knowledge, threatened against either Company. The qualifications for employment of each of PEI's employees under applicable immigration laws have been reviewed by such Company and a properly completed Form I-9 is on file with PEI for each employee, as applicable. Each Company has complied with the U.S. Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder, and to Seller's Knowledge, there is no reasonable basis for any claim that either Company is not in compliance with the terms thereof. All employees and consultants of either Company are properly classified as such and neither Company is subject to any Liability for misclassification of such persons. The Disclosure Schedule contains a list of the employees and contractors of each Company as of December 31, 2007. None of such employees are or have been employees of either Seller or its affiliates, other than the Companies, for a period of three months prior to Closing.

        3.20    Affiliate Transactions.    None of Seller, its affiliates, or any of the Companies' directors, officers, employees, or affiliates (i) has been involved in any business arrangement or relationship with either Company within the past 12 months, or (ii) owns any asset which is used in the business of either Company.

        3.21    Receivables.    All notes and accounts receivable of each Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims.

        3.22    Permits and Licenses.    The Disclosure Schedule contains a true and complete list of all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Government Entity to either Company (the "Permits"). All of the Permits are currently effective and valid and they are sufficient to enable each Company to conduct its business in compliance with all Legal Requirements. The execution, delivery or performance of this Agreement by the parties will not have any effect on the continued validity or sufficiency of the Permits, nor will any additional licenses, permits, certificates of authority, authorizations, approvals, registrations or similar consents be required by virtue of the execution, delivery or performance of this Agreement by the parties hereto to enable each Company to conduct its business.

        3.23    Tangible Assets.    Each Company owns or leases all buildings, machinery, equipment, computers and related equipment, furniture, vehicles, and other tangible assets necessary for the conduct of its businesses. Each such tangible asset is in good operating condition and repair (ordinary wear and tear excepted), and is suitable for the purposes for which it is used.

        3.24    Service Warranty.    To Sellers' Knowledge, all services provided by, each Company (or any Person for which such Company may be responsible, including independent contractors) have been in conformity with all applicable contractual commitments and all express and implied warranties, and neither Company has any Liability for replacement or repair thereof or other damages in connection therewith.

        3.25    Service Liability.    Neither Company has any Liability arising out of any injury to individuals or property as a result of any service provided by either Company (nor any Person for which either Company may be responsible, including independent contractors).

        3.26    Bank Accounts.    The Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Companies with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

        3.27    Debt, Liabilities, and Expenses.    Exhibit 2.2 sets forth, as of the Closing Date, (a) all of the Debt of the Companies, (b) all of the Liabilities of either Company that are (i) outstanding more than 60 days on the Closing Date or (ii) not incurred in the ordinary course of business, (c) all payments and expenses described in Section 2.2(iii), and (d) all Seller Transaction Expenses. Exhibit 2.2 sets forth all of the fees and expenses owing by Seller, CYMRI or the Companies in connection with the transactions contemplated in this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller and CYMRI as follows:

        4.1    Organization, Power and Authorization.    Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Buyer has the requisite power to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Buyer has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. Buyer's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by Buyer.

        4.2    Binding Effect and Noncontravention.

          (a)   This Agreement has been duly executed and delivered by Buyer and constitutes, and each other Transaction Document to which Buyer is a party when executed and delivered will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

          (b)   The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party do not (i) violate any Legal Requirement to which Buyer is subject or its charter or bylaws or equivalent organizational documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which Buyer is bound or to which Buyer's assets are subject, (iii) result in the creation of any Lien on any assets of Buyer, or (iv) require any authorization, consent, approval or notice by or to any Person.

        4.3    Brokers.    Buyer has not retained any broker in connection with the transactions contemplated by this Agreement. Neither Seller or CYMRI will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated by this Agreement by reason of any action taken by or on behalf of Buyer.

        4.4    Litigation.    Buyer (i) is not subject to any outstanding injunction, judgment, order or decree, and (ii) is not party to or, to Buyer's knowledge, threatened to be made a party to, any proceeding, hearing, investigation, claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, which would reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement or otherwise perform its obligations under any Transaction Document to which it is a party.

        4.5    Consents and Approvals.    No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby.

        4.6    Investment Intent.    Buyer acknowledges that the PEI Shares have not been registered under the Securities Act and that the PEI Shares may not be resold absent such registration or unless an exemption therefrom is available. The Buyer is acquiring the PEI Shares for its own account, for investment purposes only and not with a view toward distribution thereof. The Buyer qualifies as an "accredited investor", as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

ARTICLE 5
CONDITIONS TO THE CLOSING

        5.1    Conditions to Buyer's Obligation.    Buyer's obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction as of the Closing of the following conditions precedent:

          (a)    Representations and Warranties.    Each representation and warranty set forth in Article 3 must be true and correct in all material respects at and as of the Closing as though then made; provided that any representation or warranty that specifically addresses matters only as of a certain date shall be true and correct in all material respects as of such date.

          (b)    Proceedings.    There must not be any action, suit, or proceeding pending or threatened before any Government Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or prohibit the consummation of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) adversely affect the right of Buyer to own the Securities and to control either Company, or (iv) adversely affect the right of either Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge must be in effect).

          (c)    Notices, Consents and Approvals.    All of the notices, consents and approvals required for the consummation of the transactions contemplated hereby, as set forth on the Disclosure Schedule pursuant to Section 3.2(b), must have been given or obtained.

          (d)    Seller's and CYMRI's Closing Documents.    The following documents (duly executed as appropriate) must have been delivered to Buyer:

              (i)  this Agreement;

             (ii)  the Decca MOU;

            (iii)  the Escrow Agreement;

            (iv)  the Non-competition Agreement;

             (v)  the Sublease Agreement;

            (vi)  the Transition Services Agreement;

           (vii)  the Triumph MOU;

          (viii)  a certificate (dated not more than 10 days prior to the Closing), as to the good standing of each Company in its jurisdiction of incorporation;

            (ix)  a certificate dated as of the Closing Date from Seller, signed by the Secretary thereof and in form and substance reasonably satisfactory to Buyer certifying (A) that resolutions in the form attached to the certificate have been duly adopted by Seller's board of directors and shareholders, as applicable, authorizing the execution of the Transaction Documents to which it is a party, (B) the names and incumbency of its officers who are empowered to execute the foregoing documents for and on behalf of Seller, and (C) the authenticity of attached copies of the Articles of Incorporation and Bylaws (or other organizational documents) of each Company and Seller;

             (x)  a certificate dated as of the Closing Date from CYMRI, signed by the Secretary thereof and in form and substance reasonably satisfactory to Buyer certifying (A) that resolutions in the form attached to the certificate have been duly adopted by CYMRI's board of managers, authorizing the execution of the Transaction Documents to which it is a party, (B) the names and incumbency of its officers who are empowered to execute the foregoing documents for and on behalf of CYMRI, and (C) the authenticity of attached copies of the Certificate of Formation and operating agreement (or other organizational documents) of CYMRI;

            (xi)  a certificate dated as of the Closing Date signed by Seller in form and substance reasonably satisfactory to the Buyer certifying that the Companies' consolidated earnings before interest, taxes, depreciation, and amortization (after considering certain reasonable pro forma adjustments satisfactory to Buyer, in its discretion), for the latest 12 month period ending just prior to the Closing Date is at least $4,000,000;

           (xii)  an opinion of the legal counsel to Seller as to the matters referred to on Exhibit G;

          (xiii)  the certificates representing the Securities, endorsed in blank or accompanied by duly executed stock powers;

          (xiv)  the resignations of each director and officer of the Companies, effective as of the Closing;

           (xv)  an assignment of all of Seller's rights under the Decca Purchase Agreement;

          (xvi)  an assignment of all of Seller's and CYMRI's rights related to PEI under the CYMRI Merger Agreement;

         (xvii)  estoppel certificates for the Leased Real Property, in form and substance reasonably satisfactory to Buyer; and

        (xviii)  such other documents, certificates, instruments or opinions as Buyer may reasonably request, in form reasonably satisfactory to Buyer.

          (e)    Key Consulting Agreement Amendments.    Each of the Decca Principals (together with Barry Ahearn or Dave Hunter, as the case may be) must have entered into an amendment (the "Decca Consulting Agreement Amendments") to their Consulting, Confidentiality, Non-competition and Non-solicitation Agreements with Decca, each dated March 2, 2007, in form and substance satisfactory to Buyer.

          (f)    MSA Amendments.    Decca and each of the customers listed on Exhibit 5.1(f) must have entered into an amendment to each of the respective master services agreements in form and substance satisfactory to Buyer. PEI and each of the customers listed on Exhibit 5.1(f) must have entered into an amendment to each of the respective master services agreements in form and substance satisfactory to Buyer.

          (g)    MSA Agreements.    Decca and each of the customers listed on Exhibit 5.1(g) must have entered into master services agreements in form and substance satisfactory to Buyer. PEI and each of the customers listed on Exhibit 5.1(g) must have entered into master services agreements in form and substance satisfactory to Buyer.

          (h)    Releases.    Each of the Majority Shareholders, the Decca Principals, Barry Ahearn, Dave Hunter, the holders of any Debt or Lien with respect to either Company and the Persons identified on Exhibit 2.2 to whom Seller Transaction Expenses were paid must have entered into an agreement releasing and discharging the Companies and their assets from all claims and Liens in form and substance satisfactory to Buyer.

          (i)    Decca Change in Control Payments.    Seller must have paid $150,000 to each of the Decca Principals on the Closing Date (the "Decca Change in Control Payments") and the Companies shall have received general releases from each of the Decca Principals, Barry Ahearn and Dave Hunter satisfactory to the Buyer.

        5.2    Conditions to Seller's and CYMRI's Obligation.    Seller's and CYMRI's obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction as of the Closing of the following conditions precedent:

          (a)    Representations and Warranties.    Each representation and warranty set forth in Article 4 must be true and correct in all material respects at and as of the Closing as though then made.

          (b)    Proceedings.    There must not be any action, suit, or proceeding pending or threatened before any Government Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or prohibit the consummation of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

          (c)    Buyer's Closing Documents.    The following documents (duly executed as appropriate) must have been delivered to Seller:

              (i)  this Agreement;

             (ii)  the Escrow Agreement;

            (iii)  the Decca MOU;

            (iv)  the Transition Services Agreement;

             (v)  a certificate (dated not more than 10 days prior to the Closing), as to the good standing of Buyer in its jurisdiction of organization or incorporation;

            (vi)  a certificate dated as of the Closing Date from Buyer, signed by the Secretary thereof and in form and substance reasonably satisfactory to Seller certifying (A) that resolutions in the form attached to the certificate have been duly adopted by Buyer's board of directors authorizing the execution of this Agreement and the other Transaction Documents to which it is a party, (B) the names and incumbency of its officers who are empowered to execute the foregoing documents for and on behalf of Buyer, and (C) the authenticity of attached copies of the certificate of incorporation and bylaws of Buyer;

           (vii)  an opinion of the legal counsel to Buyer as to the matters referred to on Exhibit H; and

          (viii)  such other documents, certificates, instruments or opinions as Seller may reasonably request, in form reasonably satisfactory to Seller.

ARTICLE 6
COVENANTS

        6.1    Further Assurances.    Buyer, Seller and CYMRI will take such further actions (including the execution and delivery of such further instruments and documents) as the other party may reasonably request to carry out the purposes of this Agreement.

        6.2    Litigation Support.    From and after the Closing, in the event that and for so long as any Company is actively contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction arising on or prior to the Closing Date involving any Company or its operations, Seller agrees to reasonably cooperate with Buyer and such Company.

        6.3    Release.    Each of Seller and CYMRI, on behalf of itself and any Person claiming through or under it, whether derivatively or otherwise, releases and forever discharges each Company and its subsidiaries, shareholders, officers, directors, employees, agents, attorneys, affiliates, successors and assigns, and all of their respective assets, tangible and intangible, real and personal from all actions, causes of actions, suits, debts, sums of money, accounts, or other claims or demands whatsoever, in law, equity or otherwise, whether fixed or contingent, known or unknown, which Seller or CYMRI ever had, now has or hereafter may have, upon or by reason of, or arising out of, any circumstance, agreement, event or matter occurring or existing on or prior to the Closing Date, except for the rights, liabilities and obligations arising out of, and the transactions contemplated by, this Agreement and the other Transaction Documents.

        6.4    Continued Existence/Reserve Account.

          (a)   On the Closing Date, Seller will deposit $1,500,000 in a separate cash deposit account (the "Reserve Account"). Until such time as all Tax Liabilities of either Company or Seller that result from the operations up to and including the Closing Date of either Company or from the transactions contemplated herein (the "Reserve Tax Liabilities") have been paid, Seller agrees (i) to maintain its corporate existence, (ii) to maintain the Reserve Account in accordance with this Section 6.4 and to not commingle the funds held in the Reserve Account and (iii) to ensure that the Reserve Account and the funds held therein remain free from any Lien that would restrict the Company from accessing any portion of such funds to satisfy its obligations under this Section 6.4 from time to time.

          (b)   During such times as the Reserve Tax Liabilities remain unpaid, within 15 days of the end each month, Seller will deliver to Buyer the bank statements of the Reserve Account and a record of the disbursements of the Reserve Account for the previous month. Seller will give Buyer access to the books, records and other information of Seller and the Reserve Account to verify the balance and the disbursements of the Reserve Account and matters related thereto.

          (c)   During such time as the Reserve Tax Liabilities remain unpaid, the Reserve Account will only be used to pay Reserve Tax Liabilities or indemnify Buyer for its payment of Tax Liabilities of Seller as provided for in this Agreement. In the event there is a positive balance remaining in the Reserve Account after the payment of all the Reserve Tax Liabilities, Seller may utilize the remaining funds in any manner without restriction.

          (d)   Seller acknowledges and agrees that any payment to Buyer for the indemnification of Tax Liabilities under this Agreement will be paid out of the Reserve Account until such account has a zero balance prior to any payment out of the funds escrowed pursuant to the terms of the Escrow Agreement.

        6.5    Accounts Receivable Aging.    For a period of 270 days after the Closing Date, Buyer will deliver to Seller a quarterly aging of the accounts receivable of the Companies that were outstanding as of the Closing Date.

        6.6    Allocation of Purchase Price.    Buyer and Seller agree that the Purchase Price will be allocated between the PEI Shares and the Decca Shares in accordance with Exhibit 6.6.

        6.7    Preparation of Tax Returns; Payment of Taxes.

          (a)    Consolidated or Combined Tax Returns.    Seller will include PEI, or cause PEI to be included in, and will file or cause to be filed (at Seller's expense), (i) the United States consolidated federal income Tax Returns of Seller or its affiliates for all taxable periods of PEI ending on or prior to the Closing Date (including, without limitation, the consolidated federal income Tax Return for the period ending on December 31, 2007 and the short period of PEI ending on the Closing Date) and (ii) where applicable, all other consolidated, combined or unitary Tax Returns of Seller and its affiliates for the taxable periods of PEI ending (or the portion of any taxable period ending) on or prior to the Closing Date, and will pay any and all Taxes due with respect to the returns referred to in clause (i) or (ii) of this Section 6.7(a). Seller will include any income, gain, loss, deduction or other tax item arising from or attributable to the transactions contemplated by this Agreement on its federal, state and local Income Tax Returns for the taxable period of Seller which includes the Closing Date and will pay all Taxes attributable thereto. Seller also will file or will cause the Companies to file (at Seller's expense) all other Tax Returns of or which include the Companies required to be filed (taking into account any extensions) on or prior to the Closing Date and will pay any and all Taxes due with respect to such Tax Returns. All Tax Returns described in this Section 6.7(a) will be prepared in a manner consistent with prior practice of Seller unless otherwise required by applicable Legal Requirements. Prior to filing the Tax Returns described in this Section 6.7(a), Seller will, no later than 15 Business Days prior to the due date of such Tax Returns (taking into account valid extensions of time in which to file such Tax Returns), submit copies of such Tax Returns and all supporting work papers and schedules to Buyer for its review and approval. Any comments Buyer desires to make with respect to such Tax Returns will be provided to Seller in writing no later than five Business Days following receipt of such Tax Returns and all supporting work papers and schedules from Seller. Seller will provide Buyer a final copy of any such Tax Returns. Seller will cause such Tax Returns to be timely filed and all Taxes shown as due thereon to be timely and fully paid.

          (b)    Certain State, Local and Foreign Income Tax Returns.    Except for the state income and franchise Tax Returns of PEI which are required to be filed in Texas, Louisiana and Mississippi for the taxable period of PEI ending on December 31, 2007 and in 2008 (the "2007 and 2008 State Income Tax Returns of PEI"), Seller will cause to be prepared (at Seller's expense) all foreign, state and local Income Tax Returns of the Companies for periods ending on or prior to the Closing Date which are required to be filed after the Closing Date (including, without limitation, the Income Tax Returns of Decca required to be filed in Canada for the periods ending on December 31, 2007 and on the Closing Date). Buyer will cooperate with Seller in connection with Seller's preparation of such Income Tax Returns, and will make available to Seller such books, records and other information necessary for the preparation of such Income Tax Returns. Such Income Tax Returns will be prepared based on and consistent with tax accounting methods and principles used in preparing such Income Tax Returns for prior periods unless otherwise required by applicable Legal Requirements. Prior to filing the Tax Returns described in this Section 6.7(b), Seller will, no later than 15 Business Days prior to the due date of such Tax Returns (taking into account valid extensions of time in which to file such Tax Returns), submit copies of such Tax Returns and all supporting work papers and schedules to Buyer for its review and approval. Any comments Buyer desires to make with respect to such Tax Returns will be provided to Seller in writing no later than five Business Days following receipt of such Tax Returns and all supporting work papers and schedules from Seller. Seller will provide Buyer will a copy of each such Income Tax Return within five Business Days of receipt of comments from Buyer incorporating any such comments Seller accepts. Buyer will cause each such Income Tax Return to be timely filed following receipt thereof from Sellers. Seller will be solely responsible for, and will pay to Buyer not later than five (5) Business Days prior to the due date for the payment thereof, all Taxes required to be paid with respect to such Income Tax Returns.

          (c)    2007 and 2008 Tax Returns of PEI; Other Tax Returns.    Following the Closing Date, Buyer will be responsible for preparing or causing to be prepared (i) the 2007 and 2008 State Income Tax Returns of PEI and (ii) all federal, foreign, state and local Tax Returns required to be filed by the Companies after the Closing Date other than the Tax Returns required to be prepared and/or filed by Seller pursuant to Sections 6.7(a) and 6.7(b). Prior to filing the 2007 and 2008 State Income Tax Returns of PEI, Buyer will, no later than ten (10) Business Days prior to the due date of such Tax Returns (taking into account valid extensions of time in which to file such Tax Returns), submit copies of such Tax Returns and all supporting work papers and schedules to Seller for its review and approval. Any comments Seller desires to make with respect to such Tax Returns will be provided to Buyer in writing no later than five (5) Business Days following receipt of such Tax Returns and all supporting work papers and schedules from Buyer. Prior to filing such Tax Returns, Buyer will provide Seller a final copy of any such Tax Returns. Buyer will cause such Tax Returns to be timely filed and, subject to receiving the payments from Seller referred to in Section 6.7(d), pay the Taxes shown as due thereon.

          (d)    Payment of Taxes.    Not later than five Business Days before the due date for payment of Taxes with respect to any Tax Returns which Buyer has the responsibility to file, Seller will pay to Buyer an amount equal to that portion of the Taxes shown on such return for which Seller has an obligation to indemnify Buyer pursuant to the provisions of Section 7.2(b).

          (e)    Allocation of Taxes.    For U.S. federal income tax purposes, the taxable year of PEI for 2008 will end as of the end of the day on the Closing Date and, with respect to all other Taxes, Seller and Buyer will, unless prohibited by applicable law, close the taxable period of PEI for 2008 as of the end of the day on the Closing Date. In addition, the taxable year of Decca will end the day before the Closing Date for Canadian Income Tax purposes. Neither Seller nor Buyer will take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit a Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "Straddle Period"), then Taxes will be allocated as follows: (i) in the case of a Tax that is based on net or gross income, the amount of any Taxes of a Company for the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date, (ii) in the case of a tax that is based on a specific event or transaction, the amount of any Taxes for the Pre-Closing Tax Period or Post-Closing Tax Period will be determined based on the actual date of such event or transaction and (iii) the amount of other Taxes of a Company for a Straddle Period which relate to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. For Taxable periods ending on or prior to the Closing Date, the entire amount of Taxes with respect to such Taxable period (whether or not shown on the Tax Return) will be allocable to Seller.

          (f)    Pre-Closing Tax Attributes.    All Tax refunds and credits of the Companies attributable to the pre-Closing periods will be the property of Seller, and if received by Buyer or any Company such refunds and credits will be promptly delivered to Seller. If it is determined that PEI's Tax Liability for state Income Taxes in Texas, Louisiana and Mississippi for the taxable period ending in 2007 and the pre-Closing portion of such Liability for the taxable period ending in 2008 (the "Pre-Closing State Tax Liability") is less than the Estimated Pre-Closing State Tax Liability, Buyer will pay to Seller the amount by which Estimated Pre-Closing State Tax Liability exceeds the Pre-Closing State Tax Liability.

        6.8    Cooperation with Respect to Tax Returns.    Buyer and Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Companies as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes.

        6.9    Tax Sharing Agreements.    To the extent there are any, all Tax sharing agreements and arrangements between (i) a Company on the one hand, and (ii) Seller or any of its affiliates on the other hand, are terminated effective as of the Closing Date and have no further effect for any taxable year or period (whether a past, present or future year or period), and neither PEI nor Decca have any additional payment obligations thereunder with respect to any period (whether a past, present or future period) in respect of the re-determination of Tax liabilities or otherwise.

ARTICLE 7
SURVIVAL AND INDEMNIFICATION

        7.1    Survival of Representations and Warranties.    All of the representations and warranties contained in this Agreement will survive the Closing and continue in full force and effect for a period of 24 months thereafter, except that (i) the representations and warranties in Sections 3.1 (Organization, Power and Authorization), 3.2 (Binding Effect and Noncontravention), and 3.4 (Capitalization) will survive forever, and (ii) the representations and warranties in Sections 3.11 (Tax Matters) and 3.16 (Employee Benefits) will survive until the expiration of the applicable statute of limitations established by law.

        7.2    Indemnification Obligations of Seller and CYMRI.

          (a)    General.    Seller and CYMRI agree, on a joint and several basis, to indemnify Buyer from and against any Damages that Buyer incurs as a result of, without duplication, (i) the breach of any of the representations and warranties made by Seller or CYMRI in this Agreement, (ii) the breach of any covenant made by Seller or CYMRI in this Agreement, (iii) any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement engaged by Seller, CYMRI or the Companies, and (iv) any inaccuracies in the amounts set forth in Exhibit 2.2 which, when corrected and taken together, result in a decrease in the Purchase Price.

          (b)    Taxes.    Seller and CYMRI agree, on a joint and several basis, to indemnify Buyer from and against any Damages that Buyer incurs as a result of, without duplication, (i) all Taxes (or the non-payment thereof) of either Company for all Pre-Closing Tax Periods, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which either Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar Legal Requirement, and (iii) any and all Taxes of any Person imposed on either Company as a transferee or successor, by contract or pursuant to any Legal Requirement, which Taxes relate to an event or transaction occurring prior to the Closing Date, provided, however, that Seller's and CYMRI's obligation to indemnify Buyer pursuant to clause (i) of this Section 7.2(b) shall be reduced by the amount by which the Estimated Pre-Closing State Tax Liability exceeds the Pre-Closing State Tax Liability. Seller and CYMRI agree, on a joint and several basis, to reimburse Buyer for any Taxes which are the responsibility of the Seller under this Section within 30 days after payment of such Taxes by Buyer or the Companies unless otherwise required by this Agreement to reimburse Buyer at an earlier time, in which case Seller and CYMRI shall make such payments to Buyer at such earlier time.

          (c)    Accounts Receivable.    In the event any of the accounts receivable of the Companies as of the Closing Date are not collected in full within 270 days of the Closing Date, Seller agrees to pay the amount of such uncollected accounts receivable to Buyer by wire transfer or delivery of other immediately available funds within ten days after receipt from Buyer of written notice of such fact.

        7.3    Indemnification Obligations of Buyer.    Buyer will indemnify Seller and CYMRI from and against any Damages that Seller and CYMRI incurs as a result of, without duplication, (a) the breach of any of the representations and warranties made by Buyer in this Agreement, (b) the breach of any covenant made by Buyer in this Agreement, and (c) any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement engaged by Buyer.

        7.4    Limitations on Indemnification.    Seller and CYMRI will have no obligation to indemnify Buyer from and against any Damages resulting from any breach of any representation or warranty made by Seller or CYMRI in this Agreement (i) until the total of all such Damages exceeds $200,000 in the aggregate (at which point Seller and CYMRI will be obligated to indemnify Buyer from and against all such Damages relating back to the first dollar), and (ii) the maximum amount of indemnification payments Buyer will be entitled to receive from Seller and CYMRI for such Damages will be $2,000,000 in the aggregate; provided, however, that the foregoing limitations will not apply to (i) any breach of the representations and warranties made by Seller or CYMRI in Sections 3.1 (Organization, Power and Authorization), 3.2 (Binding Effect and Noncontravention), and 3.4 (Capitalization) or (ii) for clarification purposes, the obligations of Seller and CYMRI under Section 7.2(a)(ii), 7.2(a)(iii), 7.2(b) or 7.2(c).

        7.5    Third Party Claims.

          (a)    Notice.    If any third party notifies any Indemnified Party of any matter that may give rise to a claim by such Indemnified Party for indemnification pursuant to Section 7.2 or 7.3 (a "Third Party Claim"), such Indemnified Party must give the Indemnifying Party from whom indemnification is sought written notice of such Indemnified Party's claim for indemnification promptly after the Indemnified Party receives written notice of such Third Party Claim; provided, however, that the failure of any Indemnified Party to give timely notice will not affect any rights to indemnification hereunder except to the extent that the Indemnifying Party is prejudiced by such failure.

          (b)    Control of Defense; Settlement.    An Indemnifying Party, at its option, may defend the Indemnified Party against any Third Party Claim so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party for the Damages the Indemnified Party may suffer as a result of such Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) the Indemnifying Party is not a party to the Third Party Claim such that the Indemnified Party determines in good faith that joint representation would be inappropriate, and (iv) the Indemnifying Party diligently defends the Third Party Claim. If the Indemnifying Party defends against the Third Party Claim, the Indemnified Party may participate in the defense and employ counsel of its choice for such purpose; provided, that such employment will be at the Indemnified Party's own expense. The Indemnifying Party may not consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnified Party (such consent not to be withheld unreasonably). If any of the conditions in clauses (i)-(iv) above become unsatisfied, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and the Indemnifying Party will be responsible for any Damages the Indemnified Party may suffer as a result of the Third Party Claim to the extent provided in this Article 7.

ARTICLE 8
MISCELLANEOUS

        8.1    Public Announcements.    Seller, CYMRI and Buyer will not issue and press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of the parties, which will not be unreasonably withheld.

        8.2    Transaction Expenses.    Buyer, Seller and CYMRI will each bear their own respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In addition, Seller will bear the Companies' costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        8.3    Amendments.    No amendment, modification or waiver of this Agreement will be effective unless made in writing and signed by the party to be bound thereby. No other course of dealing between or among any of the parties or any delay in exercising any rights pursuant to this Agreement shall operate as a waiver of any rights of any party.

        8.4    Successors and Assigns.    All covenants and agreements set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties. No party may assign this Agreement nor any of its rights, interests or obligations hereunder without the prior written consent of the other parties; provided, however, that Buyer may assign any or all of its rights, interests, and obligations hereunder (i) to one or more of its affiliates, (ii) for collateral security purposes to any lender providing financing to Buyer, the Companies or any of their affiliates and any such lender may exercise all of the rights and remedies of Buyer hereunder, and (iii) to any subsequent purchaser of Buyer, the Companies, or any material portion of their assets (whether such sale is structured as a sale of equity, a sale of assets, a merger or otherwise).

        8.5    Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of such State or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied.

        8.6    Notices.    All demands, notices, communications and reports provided for in this Agreement will be in writing and will be sent by facsimile with confirmation to the number specified below, personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to the address specified below, or at such address as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section.

    If to Buyer:

      Hamilton Acquisition, Inc.
      Attention: CEO
      2040 North Loop West, Suite 390
      Houston, TX 77018
      Facsimile: 713-956-0365

      and

      ShoreView Industries
      Attention: Jeffrey A. Mudge
      222 South Ninth Street, Suite 3230
      Minneapolis, MN 55402
      Facsimile: 612-436-0576

      with a copy to:

      Lindquist & Vennum P.L.L.P.
      Attention: Dennis M. O'Malley and John D. Wambold
      4200 IDS Center
      80 South 8th Street
      Minneapolis, MN 55402
      Facsimile: 612-371-3207

    If to Seller or CYMRI:

      c/o Stratum Holdings, Inc.
      Attention: Chairman/CEO
      Three Riverway, Suite 1500
      Houston, TX 77056
      Facsimile: 713-973-6271

      with a copy to:

      Haynes and Boone, LLP
      Attention: Bryce Linsenmayer
      1221 McKinney Street, Suite 2100
      Houston, TX 77010
      Facsimile: 713-236-5540

        Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally, when confirmed if by facsimile or on the second day after deposit with a reputable overnight courier service, as the case may be.

        8.7    Schedules and Exhibits.    The exhibits and schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. The Disclosure Schedule includes references to the particular Section of the Agreement that relates to each disclosure. Any disclosure which may be applicable to another Section of this Agreement will be deemed to be made with respect to such other Section if reasonably apparent from the face of such disclosure, regardless of whether or not a specific cross reference is made thereto; provided, however, that no disclosure will be deemed adequate to disclose an exception to a representation or warranty unless the disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

        8.8    Termination of Certain Pre-Closing Agreements.    Effective as of the Closing, the Letter of Intent dated September 11, 2007, as amended by letter agreement dated January 11, 2008, by and among Hamilton Engineering, Inc., Seller and the Majority Shareholders, will be terminated and of no further force or effect.

        8.9    Counterparts.    The parties may execute this Agreement in two or more counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument. Facsimile signatures shall be deemed to be and shall be treated for all purposes as original signature pages.

        8.10    No Third Party Beneficiaries.    Except as otherwise expressly provided in this Agreement, no Person which is not a party will have any right or obligation pursuant to this Agreement.

        8.11    Headings.    The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

        8.12    Entire Agreement.    This Agreement (including the exhibits and schedules referred to herein) constitutes the entire agreement of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement, and all prior understandings, and all related agreements and understandings are terminated.

        8.13    Severability.    In case any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not effect any other provision of this Agreement.

        8.14    Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        8.15    Cumulative Remedies.    The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and will be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument. In addition, Buyer may set off any amount to which it may be entitled under this Agreement, including, without limitation, Article 7, against any amounts payable by Buyer or the Companies under this Agreement or any other Transaction Document. The exercise of this right by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement or any other Transaction Document.

* * * * *

        IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

BUYER:	SELLER:
STRATUM HOLDINGS, INC.	HAMILTON ACQUISITION, INC.
By:	By:

Its:	Its:

CYMRI:
CYMRI, L.L.C.
By:

Its:

Annex B

ESCROW AGREEMENT

        This Escrow Agreement (the "Agreement") is entered into as of February             , 2008 by and among Hamilton Acquisition, Inc., a Delaware corporation ("Buyer"), Stratum Holdings, Inc., a Nevada corporation ("Seller"), and U.S. Bank National Association, a national banking association (the "Escrow Agent").

BACKGROUND

          A.    Pursuant to a Securities Purchase Agreement (the "Purchase Agreement") by and among Buyer, Seller and CYMRI, L.L.C., a Nevada limited liability company ("CYMRI") and wholly owned subsidiary of Seller, Buyer will acquire all of the outstanding capital stock of Petroleum Engineers, Inc., a Louisiana corporation, and all of the issued and outstanding capital stock of Decca Consulting, Ltd., an Alberta corporation.

          B.    In order to partially secure the indemnification obligations of Seller and CYMRI under the Purchase Agreement, Buyer has deposited the sum of $2,000,000 from the amounts payable to Seller under the Purchase Agreement with the Escrow Agent.

          C.    Buyer and Seller desire to appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent desires to accept such appointment and to hold, invest, reinvest, administer and distribute the Escrow Funds in accordance with the provisions of this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    Appointment of the Escrow Agent.    Buyer and Seller hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement. Notwithstanding the references in this Agreement to the Purchase Agreement, Buyer and Seller acknowledge that the Escrow Agent is not a party to the Purchase Agreement for any purpose or responsible for its interpretation or enforcement.

        2.    Receipt of Escrow Funds.    On the date hereof, the Buyer shall deposit, or cause to be deposited, with the Escrow Agent, the amount of $2,000,000 by wire transfer of immediately available funds. The Escrow Agent acknowledges receipt of such amount and agrees to hold, invest, reinvest, administer and distribute such amount and all interest and earnings thereon (the "Escrow Funds") in accordance with the terms of this Agreement. The balance of the Escrow Funds, which may be reduced from time to time by distributions made to Buyer or Seller under this Agreement, is referred to as the "Escrow Fund Balance."

        3.    Investment of Escrow Funds.    The Escrow Fund Balance, to the fullest extent possible, will promptly be invested and reinvested as directed in writing by Buyer and Seller. If Buyer and Seller do not provide the Escrow Agent with written directions regarding a choice of investments, the Escrow Agent will invest the Escrow Fund Balance in the interest-bearing money market account identified on Exhibit B, which funds may be managed by an affiliate of the Escrow Agent. Notwithstanding anything in the foregoing to the contrary, the Escrow Agent is authorized to reduce any investments to cash in order to satisfy any claims against the Escrow Fund Balance to be distributed by the Escrow Agent under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may directly result from any investment or sale of investment made pursuant to this Agreement, except for any such losses arising from the Escrow Agent's gross negligence or willful misconduct. Buyer and Seller acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

        4.    Claims Against and Release of the Escrow Fund Balance.

          (a)    Claims Notice.    In the event Buyer proposes to make any claim for indemnification under the Purchase Agreement, Buyer shall deliver written notice of such claim signed by an authorized officer of Buyer, in substantially the form of Exhibit C (a "Claims Notice"), to the Escrow Agent and Seller, which Claims Notice will state that Buyer has claims against Seller for which Buyer is entitled to indemnification under the Purchase Agreement, and will specify in reasonable detail the amounts and nature of the claims.

          (b)    Seller's Response.    Within 30 days after receipt of the Claims Notice, Seller will deliver a written response to Buyer and the Escrow Agent, accepting Buyer's claims in whole or in part, or rejecting Buyer's claims. Unless Seller accepts Buyer's claims in whole, Seller's response will include a reasonably detailed statement of the reasons for that portion of Buyer's claims not being accepted by Seller. If Seller accepts any portion of Buyer's claims, the Escrow Agent will promptly distribute to Buyer cash from the Escrow Fund Balance equal to the amount of the claims accepted by Seller. If Seller fails to deliver a written response within such 30 day period, Seller will be deemed to have accepted Buyer's claims in whole, and the Escrow Agent will promptly distribute to Buyer cash from the Escrow Fund Balance equal to the full amount of Buyer's claims.

          (c)    Negotiation Period.    If Seller rejects all or any portion of Buyer's claims in accordance with Section 4(b), upon Buyer's receipt of such rejection, Seller and Buyer will attempt in good faith to settle such claims within 90 days after the date of the Claims Notice. If Buyer and Seller agree to a settlement, Buyer and Seller shall jointly prepare and execute a memorandum evidencing such settlement and deliver such memorandum to the Escrow Agent. Upon receipt of such memorandum, the Escrow Agent will promptly distribute to Buyer cash from the Escrow Fund Balance in accordance with the terms of such memorandum.

          (d)    Dispute Resolution.    If Buyer and Seller fail to settle all of Buyer's claims within 90 days after the date of the Claims Notice, then either Buyer or Seller may commence an action in federal or state court, or Buyer and Seller may agree to binding arbitration, to resolve any such remaining claims. Upon receipt of a final non-appealable judgment of such court or an award, order or judgment issued pursuant to such arbitration in favor of Buyer, the Escrow Agent will promptly distribute to Buyer cash from the Escrow Fund Balance in accordance with the terms of such judgment, award or order.

        5.    Scheduled Release of Escrow Fund Balance.

          (a)   Promptly following the 24 month anniversary of the date of this Agreement (the "Release Date"), the Escrow Agent will distribute the Escrow Fund Balance to the Seller; provided that if there are any outstanding claims under a Claims Notice as of the Release Date, then the Escrow Agent will retain an Escrow Fund Balance equal to all such unsatisfied claims and the Escrow Agent will distribute only the remaining balance to the Seller on the Release Date. Upon the resolution of any outstanding claim in favor of Seller after the Release Date in accordance with Sections 4(c) and 4(d), the Escrow Agent shall promptly distribute to Seller the amounts associated with such claim. This Agreement will remain in effect until all outstanding claims have been resolved in accordance with the procedures set forth in this Agreement.

          (b)   The parties agree that all earnings in any tax year on the Escrow Funds will be reported as allocated to Buyer until the distribution of the Escrow Funds (or portion thereof) is determined in accordance with this Agreement and thereafter to Buyer and Seller in accordance with their respective interests in the Escrow Funds, consistent with Proposed Treasury Regulation Section 1.468B-8(e). To offset Buyer's tax liability related to such allocation, prior to the distribution of all or any portion of the Escrow Fund Balance to Seller, the Escrow Agent will distribute to Buyer cash from the Escrow

  Fund Balance in the amount equal to 40% of the aggregate amount of net taxable income of the Escrow Funds allocated to Buyer.

        6.    Provisions Concerning the Escrow Agent.

          (a)    Compensation.    The fees of the Escrow Agent and the reasonable expenses and disbursements incurred by the Escrow Agent under this Agreement as set forth on Exhibit A will be paid by Seller. In the event that the Escrow Agent is authorized to make distributions to any party to this Agreement pursuant to and in accordance with the terms of this Agreement, and expenses and disbursements are due and payable to the Escrow Agent pursuant to the terms of this Agreement by the party receiving such disbursement, the Escrow Agent is authorized to offset such amounts due and payable to it against such disbursement to that party.

          (b)    Resignation.    The Escrow Agent (and any successor escrow agent) may resign from its duties under this Agreement at any time by delivering the Escrow Fund Balance to any successor escrow agent jointly designated by Buyer and Seller, or if such parties cannot agree on a successor within 30 days after the Escrow Agent has given Buyer and Seller notice of its resignation, to any court of competent jurisdiction, whereupon the Escrow Agent will be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor escrow agent (including by a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery of its written notice of resignation to Buyer and Seller. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time will be to retain and safeguard the Escrow Fund Balance until its receipt of a designation of a successor escrow agent, a joint written disposition instruction by Buyer and Seller, or a final non-appealable order of a court of competent jurisdiction. The parties agree that any successor escrow agent (other than a court of competent jurisdiction) will be a banking corporation or trust company having capital and surplus in excess of $100,000,000, and organized under the laws of the United States or of a State of the United States.

          (c)    Limitation on Liability.    The duties of the Escrow Agent are only those specifically set forth in this Agreement, and the Escrow Agent will incur no liability whatsoever for acting as the escrow agent under this Agreement except for its own willful misconduct or gross negligence. The Escrow Agent will have no responsibility with respect to the Escrow Fund Balance other than to faithfully follow the instructions set forth in this Agreement. The Escrow Agent may consult with counsel and will be fully protected in any action taken in good faith in accordance with the advice of counsel. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

          (d)    Controversies.    If any controversy exists between or among any of the parties to this Agreement or with any third person with respect to the Escrow Fund Balance or the subject matter of this Agreement, the Escrow Agent will not be required to take any action with respect thereto, but is authorized to retain the Escrow Fund Balance until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non appealable arbitration decision directing delivery of the Escrow Fund Balance, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Fund

  Balance, in which event the Escrow Agent shall be authorized to disburse the Escrow Fund Balance in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof and the deposit of the Escrow Fund Balance with the court of competent jurisdiction, the Escrow Agent shall be relieved of all liability as to the Escrow Fund Balance and shall be entitled to recover attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or final arbitration decision without further question, inquiry, or consent. The Escrow Agent will have no responsibility for the genuineness or validity of any document or other item deposited with it and will be fully protected in acting in accordance with any written instructions given to it by the parties to this Agreement and believed by the Escrow Agent to have been signed by the proper officers or other representatives of the parties. The Escrow Agent will not be required to institute any legal action or to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement.

          (e)    Discharge of Escrow Agent.    Buyer and Seller may, by mutual agreement at any time, remove the Escrow Agent as escrow agent under this Agreement and substitute a different escrow agent. Upon receipt of written notice thereof and payment of any accrued but unpaid fees due under this Agreement, the Escrow Agent will account for and deliver to such substitute escrow agent the Escrow Fund Balance and all other amounts held by it under this Agreement, and the Escrow Agent will be discharged from all liability under or in relation to this Agreement.

          (f)    Indemnification.    Seller and Buyer, jointly and severally, will indemnify, defend and hold harmless the Escrow Agent from and against any liability or demand which the Escrow Agent incurs in the exercise or performance of its powers and duties under this Agreement except those resulting from the Escrow Agent's gross negligence or willful misconduct. The cost of any indemnification arising under this Section will be paid one-half by Buyer and one-half by Seller.

          (g)    Tax Matters.    The Escrow Agent does not have any interest in the funds in the Escrow Fund Balance and its possession of the Escrow Fund Balance is incident to its duties as the Escrow Agent under this Agreement. Any payments of income from the Escrow Fund Balance will be subject to withholding regulations then in force with respect to United States taxes. The parties will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification or nonresident alien certifications.

          (h)    No Financial Obligation.    No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

        7.    Miscellaneous.

          (a)    Governing Law; Jurisdiction.    This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of such State or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied.

          (b)    Notices.    All notices required or permitted to be given under this Agreement will be in writing and will be deemed given (i) when delivered in person, (ii) three business days after being deposited in the United States mail, postage prepaid, registered or certified mail addressed as set forth below, (iii) on the next business day after being deposited with a nationally recognized overnight courier service addressed as set forth below or (iv) upon dispatch if sent by facsimile with telephonic confirmation of receipt from the intended recipient to the facsimile number set forth below (or to such other respective addresses as may be designated by notice given in accordance with the provisions of this Section, except that any notice of change of address will not be deemed given until actually received by the party to whom directed):

    If to Seller:

      Stratum Holdings, Inc.
      Attention: Chairman/CEO
      Three Riverway, Suite 1500
      Houston, Texas 77056
      Tel. No.: 713-479-7000
      Fax No.: 713-973-6271

    with a copy to:

      Haynes and Boone, LLP
      Attention: Bryce Linsenmayer
      1221 McKinney Street, Suite 2100
      Houston, Texas 77010
      Tel. No.: 713-547-2007
      Fax No.: 713-236-5540

    If to Buyer:

      Hamilton Acquisition, Inc.
      Attention: Chief Executive Officer
      2040 North Loop West, Suite 390
      Houston, Texas 77018
      Tel. No.: 713-956-0956
      Fax No.: 713-956-0365

      and

      ShoreView Industries
      Attention: Jeffrey A. Mudge
      222 South Ninth Street, Suite 3230
      Minneapolis, MN 55402
      Tel. No.: 612-436-4283
      Fax No.: 612-436-0576

    with a copy to:

      Lindquist & Vennum P.L.L.P.
      Attention: Dennis M. O'Malley and John D. Wambold
      4200 IDS Center
      80 South 8th Street
      Minneapolis, MN 55402
      Tel. No.: 612-371-3947
      Fax No.: 612-371-3207

    If to the Escrow Agent:

      U.S. Bank National Association
      Attention: Georgette Kleinbaum
      EP-MN-WS3C
      60 Livingston Avenue
      St. Paul, Minnesota 55107
      Tel. No.: 651-495-3922
      Fax No.: 651-495-8096

      with a copy to Buyer and Seller.

          (c)    Entire Agreement.    This Agreement supersedes all prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

          (d)    Amendments and Waivers.    This Agreement may not be amended, modified, altered or supplemented except by a written agreement executed by the party to be bound thereby. No failure or delay by any party to exercise any right or remedy under this Agreement will constitute as a waiver of such right or remedy.

          (e)    Severability of Invalid Provision.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          (f)    Successors and Assigns.    This Agreement is enforceable by, and inures to the benefit of, the parties to this Agreement and their respective successors and assigns. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties hereto and any attempt to do so will be void; provided, however, that Buyer may assign any or all of its rights and interests hereunder (i) to one or more of its affiliates, (ii) for collateral security purposes to any lender providing financing to Buyer or its affiliates and any such lender may exercise all of the rights and remedies of Buyer hereunder, and (iii) to any subsequent purchaser of Buyer or any material portion of its assets (whether such sale is structured as a sale of stock or membership interests, a sale of assets, a merger or otherwise).

          (g)    Rules of Construction.    Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions of this Agreement. This Agreement has been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision may be applied in the construction or interpretation of this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          (h)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or e-mail of a PDF file will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail of a PDF file will be deemed to be their original signatures for all purposes. Any party delivering an executed counterpart of this Agreement by facsimile or e-mail of a PDF file also will deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart will not affect the validity, enforceability, and binding effect of this Agreement.

          (i)    Cumulative Remedies.    The powers, rights, privileges and remedies provided in this Agreement are cumulative and not exclusive or alternative and are in addition to any and all other powers, rights, privileges and remedies granted by law, rule, regulation or instrument. Nothing in this Agreement will limit Seller's indemnity obligations to Buyer under the Purchase Agreement to the amount of the Escrow Fund Balance and Seller will continue to be obligated to indemnify Buyer as provided in the Purchase Agreements irrespective of the expiration or termination of this Agreement.

          (j)    Further Assurances.    Each of the parties will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement.

          (k)    Merger or Consolidation.    Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

          (l)    Attachment of Escrow Fund Balance; Compliance with Legal Orders.    In the event that any Escrow Fund Balance shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Fund Balance, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

          (m)    Patriot Act.    To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent requires documentation to verify such entity's formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

          (n)    Security Advice Waiver.    The parties acknowledge that regulations of the Comptroller of the Currency grant parties the right to receive brokerage confirmations of security transactions as they occur. The parties specifically waive such notification to the extent permitted by law and acknowledge that parties will receive periodic cash transaction statements, which will detail all investment transactions.

* * * * *

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

THE ESCROW AGENT:	SELLER:
U.S. BANK NATIONAL ASSOCIATION	STRATUM HOLDINGS, INC.
By:	By:
Its:	Its:
BUYER:
HAMILTON ACQUISITION, INC.
By:
Its:

[Signature Page to Escrow Agreement]

EXHIBIT A

FEES AND EXPENSES

I.	Acceptance Fee:	$750
	The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a flat one-time fee, payable at closing.
II.	Annual Administration Fee:	$0
	Annual administration fee for performance of the routine duties of the Depositary associated with the management of the account. Administration fees are payable in advance.
III.	Out-of-Pocket Expenses:	At Cost
	Reimbursement of expenses associated with the performance of our duties, including but not limited to fees and expenses of legal counsel, accountants and other agents, tax preparation, reporting and filing, publications, and filing fees.
IV.	Extraordinary Expenses:	At Cost
	Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or our hourly rate then in effect.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

        To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

        For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

EXHIBIT B

U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT
DESCRIPTION AND TERMS

U.S. Bank MMkt Acct—ImoneyNet, Cusip 9AMMF05i7, DDAWAC

        The U.S. Bank Money Market account is a U.S. Bank National Association ("U.S. Bank") interest-bearing money market deposit account designed to meet the needs of U.S. Bank's Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit with U.S. Bank.

        U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank's discretion, and may be tiered by customer deposit amount.

        The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank's trust department performs all account deposits and withdrawals. The deposit account is insured by the Federal Deposit Insurance Corporation up to $100,000.

AUTOMATIC AUTHORIZATION

        In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account.

EXHIBIT C

FORM OF CLAIMS NOTICE

                                                 , 200

U.S. Bank National Association
Attention: Georgette Kleinbaum
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Fax No.: 651-495-8096

Stratum Holdings, Inc.
Attention: Chairman/CEO
Three Riverway, Suite 1500
Houston, Texas 77056
Fax No.: 713-973-6271

Ladies and Gentlemen:

        Reference is hereby made to the Escrow Agreement, dated as of February             , 2008 (the "Escrow Agreement"), by and among Hamilton Acquisition, Inc., a Delaware corporation ("Buyer"), Stratum Holdings, Inc., a Nevada corporation ("Seller"), and U.S. Bank National Association, a national banking association (the "Escrow Agent"). Capitalized terms used but not defined herein have the meanings given to them in the Escrow Agreement.

        Pursuant to Section 4(a) of the Escrow Agreement, this Claims Notice will serve as instructions to the Escrow Agent to deliver $[            ] of the Escrow Fund Balance to the Buyer for [(i) specify the portion of Escrow Fund Balance, which amount shall take into account any applicable limitations set forth in the Securities Purchase Agreement, and (ii) describe in reasonable detail the matter or matters entitling Buyer to such portion of the Escrow Fund Balance and the aggregate dollar amount of the claims (including the amount by which the amounts claimed hereunder exceed the limitations set forth in the Purchase Agreement)] via wire transfer as follows:

  [specify the Buyer wire transfer instructions].

        Unless the Escrow Agent and Buyer receive a written notice from Seller rejecting Buyer's claims in whole or in part within 30 days following the receipt of this Claims Notice, such amount must be delivered to Buyer as promptly as possible after the expiration of such 30-day period.

Very truly yours,
Hamilton Acquisition, Inc.
By:	Name: Title:

REVOCABLE PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 21, 2008.

        The undersigned hereby appoints Richard A. Piske, III and D. Hughes Watler, Jr., or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock, par value $.001per share ("Common Stock"), of Stratum Holdings, Inc., a Nevada corporation (the "Company"), which the undersigned is(are) entitled to vote at the special meeting, and at any adjournment thereof, as follows:

        PROPOSAL: SALE OF ALL THE CAPITAL STOCK OWNED BY THE COMPANY IN PETROLEUM ENGINEERS, INC. AND DECCA CONSULTING, LTD.

        The undersigned directs that this proxy be voted:

FOR ☐	AGAINST ☐	ABSTAIN FROM VOTING ON ☐

        This proxy when properly executed will be voted in accordance with the specifications marked hereon. If no specification is made, this proxy will be voted FOR the sale of all the capital stock owned by the company in Petroleum Engineers, Inc. and Decca Consulting, Ltd. An abstention will be considered a vote AGAINST such proposal. If any other business is properly presented at the special meeting, this proxy, if properly executed, will be voted by those named in this proxy at their discretion. As of the date of the proxy statement, the Board of Directors did not know of any other business to be presented at the special meeting.

        Should the undersigned be present and elect(s) to vote at the special meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the special meeting of the undersigned's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his, her or its decision to terminate this proxy.

        The undersigned hereby revoke(s) any proxies heretofore given to vote or act with respect to the shares of Common Stock standing in the name of the undersigned or with respect to which the undersigned is(are) entitled to vote and act at the special meeting or any adjournment thereof, and hereby ratifies and confirms all that said proxies, their substitutions, or any of them may lawfully do by virtue hereof.

        The undersigned acknowledge(s) receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting and proxy statement dated February 11, 2008.

[SIGNATURE PAGE FOLLOWS]

RP-1

DATED:	, 2008	☐ Please check here if you plan to attend the special meeting.

SIGNATURE:

PRINTED NAME:

SIGNATURE:

PRINTED NAME:

NO. SHARES:

        Please date this proxy and sign and print your name exactly as it appears on your stock certificate, noting the number of shares you own. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

        Please complete, date, sign, and mail this proxy promptly in the enclosed postage-paid envelope.

RP-2